Table of Contents

Filed Pursuant to Rule 424(b)(4)
Registration No. 333-269731

PRELIMINARY PROSPECTUS

IIOT-OXYS, INC.

150,000,000 Shares of Common Stock

The registrant identified in this Prospectus may offer a number of shares of its common stock, which will consist of up to 150,000,000 shares of common stock to be sold by GHS Investments LLC (“GHS”) pursuant to an Equity Financing Agreement (the “Equity Financing Agreement”) dated November 1, 2021. As of the date hereof, 153,973,552 shares (including 1,800,000 commitment shares) have been sold to GHS under the Equity Financing Agreement. If issued presently, the additional 150,000,000 shares of common stock registered for resale by GHS, all of which have yet to be issued, would represent 27.18% of our issued and outstanding shares of common stock as of April 21, 2023. Additionally, the additional 150,000,000 shares of our common stock registered for resale herein, all of which have yet to be issued, would represent approximately 28.75% of the Company’s public float (all current free-trading shares not held by affiliates).

The registrant may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices. See the section of this Prospectus entitled “Plan of Distribution” for additional information.

We will not receive any proceeds from the sale of the shares of our common stock by GHS. We will sell shares to GHS at a price equal to 90% of the lowest volume-weighted average price of the Common Stock during the ten consecutive trading day period preceding the date on which we deliver a put notice to GHS (the “Purchase Price”). There will be a minimum of ten trading days between put notices and the amount of shares sold will equal 110% of the put amount.

GHS will be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Our common stock is traded on OTC Markets under the symbol “ITOX.” On April 21, 2023, the reported closing price for our common stock was $0.0017 per share.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 6. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 8, 2023.

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You may only rely on the information contained in this Prospectus or that we have referred you to. We have not authorized any person to give you any supplemental information or to make any representations for us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made in connection with this Prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this Prospectus is correct as of any time after its date. You should not rely upon any information about our company that is not contained in this Prospectus. Information contained in this Prospectus may become stale. You should not assume the information contained in this Prospectus or any Prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this Prospectus, any Prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and Prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this Prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this Prospectus mean IIOT-OXYS, Inc. on a consolidated basis with its wholly-owned subsidiaries.

IIOT-OXYS, Inc., a Nevada corporation (the “Company”), and OXYS, were originally established for the purposes of designing, building, testing, and selling Edge Computing systems for the Industrial Internet. Both companies were, and presently are, early stage technology startups that are largely pre-revenue in their development phase. The Company received its first revenues in the last quarter of 2017, has continued to realize revenues in 2022, and expects to realize revenue growth in 2023 due to its business development pipeline.

We develop hardware, software and algorithms that monitor, measure and predict conditions for energy, structural, agricultural and medical applications. We use domain-specific Artificial Intelligence to solve industrial and environmental challenges. Our engineered solutions focus on common sense approaches to machine learning, algorithm development and hardware and software products.

We design a system of hardware and software, assemble, install, monitor data and apply our algorithms to help provide the customer insights.

We use off the shelf components, with reconfigurable hardware architecture that adapts to a wide range of customer needs and applications. We use open-source software tools, while still creating proprietary content for customers, thereby reducing software development time and cost. The software works with the hardware to collect data from the equipment or structure that is being monitored.

We focus on developing insights. We develop algorithms that help our customers create insights from vast data streams. The data collected is analyzed and reports are created for the customer. From these insights, the customer can act to improve their process, product or structure.

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OUR SOLUTIONS ACHIEVE TWO OBJECTIVES

ADD VALUE

•	We show clear path to improved asset reliability, machine uptime, machine utilization, energy consumption, and quality.

•	We provide advanced algorithms and insights as a service.

RISK MINIMIZATION

•	We use simple measurements which are minimally invasive.

•	We do not interfere with command and control of critical equipment.

•	We do not interfere with machine control networks.

HOW WE DO IT

Our location in Cambridge, Massachusetts is ideal since market-leading Biotech, Medtech, and Pharma multinational firms have offices, manufacturing plants and/ or R&D centers in Cambridge or the Greater Boston area, which gives us easier access to potential sales which, in turn, lowers our cost of sales. Additionally, we continue to gain traction in the structural health monitoring, indoor air quality, and smart manufacturing industries. We, therefore, have a range of opportunities as we continue to expand our customer base.

Our goals are to augment visual bridge inspection with instrumentation and predictive algorithms for structural health monitoring; improve indoor air quality with our partner’s proprietary sensors and our predictive analytics; and help Biotech, Pharma, and Medical Device companies realize the next wave of performance, productivity, and quality gains for their organizations, through our Smart Manufacturing/Industry 4.0 technology and Artificial Intelligence (AI) and Machine Learning algorithms.

We have a unique value proposition in a fast-growing worldwide multi-billion USD market, and have positioned our business with strategic partners for accelerated growth. We are therefore well-poised for growth in 2023 and beyond, as we execute our plans and acquire additional customers.

WHAT MARKETS WE SERVE

SMART MANUFACTURING – MEDICAL DEVICES, BIOTECH, AND PHARMACEUTICAL SUPPLY CHAIN

We help our customers maintain machine uptime and maximize operational efficiency. We also enable then to do energy monitoring, predictive maintenance that anticipates problems before they happen, and improve part and process quality. We are on the operations side, not the patient-facing side. In this market vertical, our customers must provide high-quality products that must also pass rigorous review by governing bodies such as the FDA. Here again, we focus on machine uptime, operational efficiency, and predictive maintenance to avoid unplanned downtime.

SMART INFRASTRUCTURE

For bridges and other civil infrastructure, local, state and federal agencies have limited resources. We help our clients prioritize how to spend limited funds by addressing those fixes which need to be made first.

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SMART BUILDINGS

Our Indoor Air Quality partner provides sensor technology that is augmented by our AI and Machine Learning algorithms. These systems allow commercial landlords to ensure safe healthy air quality for their properties and tenants.

OUR UNIQUE VALUE PROPOSITION

EDGE COMPUTING AS A COMPLIMENT TO CLOUD COMPUTING

Within the Internet of Things (“IoT”) and Industrial Internet of Things (“IIoT”), most companies right now are adopting an approach which sends all sensor data to the cloud for processing. We specialize in edge computing, where the data processing is done locally right where the data is collected. We also have advanced cloud-based algorithms that implement various machine learning and artificial intelligence algorithms.

ADVANCED ALGORITHMS

We have sought to differentiate from our competitors by developing advanced algorithms on our own and in collaboration with strategic partners. These algorithms are an essential part of the edge computing strategy that convert raw data into actionable knowledge right where the data is collected without having to send the data to the cloud first.

RECONFIGURABLE HARDWARE AND SOFTWARE

Instead of focusing on creating tools, we use open-source tools to create proprietary content.

Company Information and History

We were incorporated in the State of New Jersey on October 1, 2003 under the name of Creative Beauty Supply of New Jersey Corporation and subsequently changed our name to Gotham Capital Holdings, Inc. on May 18, 2015. We commenced operations in the beauty supply industry as of January 1, 2004. On November 30, 2007, our Board of Directors approved a plan to dispose of our wholesale and retail beauty supply business. From January 1, 2009 until July 28, 2017, we had no operations and were a shell company.

On March 16, 2017, our Board of Directors adopted resolutions, which were approved by shareholders holding a majority of our outstanding shares, to change our name to “IIOT-OXYS, Inc.”, to authorize a change of domicile from New Jersey to Nevada, to authorize a 2017 Stock Awards Plan, and to approve the Securities Exchange Agreement (the “OXYS SEA”) between the Company and OXYS Corporation (“OXYS”), a Nevada corporation incorporated on August 4, 2016.

Under the terms of the OXYS SEA we acquired 100% of the issued voting shares of OXYS in exchange for 34,687,244 shares of our Common Stock. We also cancelled 1,500,000 outstanding shares of our Common Stock and changed our management to Mr. DiBiase who also served in management of OXYS. Also, one of our principal shareholders entered into a consulting agreement with OXYS to provide consulting services during the transition. The OXYS SEA was effective on July 28, 2017, and our name was changed to “IIOT-OXYS, Inc.” at that time. Effective October 26, 2017, our domicile was changed from New Jersey to Nevada.

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At the present time, we have two, wholly-owned subsidiaries which are OXYS Corporation and HereLab, Inc. (an entity immaterial to our operations), through which our operations are conducted.

Our principal executive offices are located at 705 Cambridge Street, Cambridge, MA 02141. Our telephone number is (401) 307-3092. Our common stock is listed on the OTC Markets under the symbol “ITOX.”

Our internet website address is www.oxyscorp.com.

Employees

As of April 21, 2023, we have two full-time W-2 employees, including the CEO (and Interim CTO) and Interim CFO (and COO).

At the present time, except for the funding received from Cambridge MedSpace LLC and Vidhyadhar Mitta in the form of secured notes, there are no conflicts of interest between the Company and any of our officers and directors. This was determined as follows: i) none of their outside activities are soliciting business from our customers or business contacts; ii) they are not soliciting our investors to invest in other ventures; and iii) they are not soliciting our contract employees to leave us and join other efforts. At present, all our business services are provided by outside contractors.

GHS Equity Financing Agreement and Registration Rights Agreement

On November 1, 2021, we entered into the Equity Financing Agreement and Registration Rights Agreement (“Registration Rights Agreement”) with GHS. Under the terms of the Equity Financing Agreement, GHS agreed to provide the Company with up to $2,500,000 upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”).

Following effectiveness of the Registration Statement, the Company shall have the discretion to deliver puts (each, a “Put”) to GHS and GHS will be obligated to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) based on the investment amount specified in each Put notice. The maximum amount that the Company shall be entitled to put to GHS in each Put notice shall not be less than $10,000 nor exceed $500,000 and any single drawdown may not exceed 200% of the average daily trading dollar volume of the Company’s Common Stock during the ten trading days preceding the Put. Pursuant to the Equity Financing Agreement, GHS and its affiliates will not be permitted to purchase shares, and the Company may not request Puts from GHS, that would result in GHS’s beneficial ownership equaling more than 4.99% of the Company’s outstanding Common Stock. The price of each share in a Put shall be equal to 90% of the Purchase Price. There will be a minimum of ten trading days between Puts. Puts may be delivered by the Company to GHS until (i) the earlier of twenty-four (24) months after the date of the Equity Financing Agreement, (ii) the date on which GHS has purchased an aggregate of $2,500,000 worth of Common Stock under the terms of the Equity Financing Agreement; or (iii) upon mutual termination of the Equity Financing Agreement. At the end of the Pricing Period (as defined in the Equity Financing Agreement), the Purchase Price will be established and an amount of shares equaling 110% of the Put Amount (the “Put Shares”) will be delivered to GHS’s broker for a particular Put. In accordance with the Equity Financing Agreement, the Company issued to GHS 1,800,000 shares of Common Stock in order to offset transaction costs (the “Commitment Shares”).

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The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the Commission the Registration Statement within 45 days of the date of the Registration Rights Agreement; and (ii) use reasonable commercial efforts to have the Registration Statement declared effective by the Commission within 30 days after the date the Registration Statement is filed with the Commission, but in no event more than 90 days after the Registration Statement is filed.

Summary of the Offering

Shares currently outstanding (1):	401,865,786

Shares being offered:	150,000,000, all of which are remaining to be issued.

Offering Price per share:	The selling stockholder may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder.

Trading Symbol:	ITOX

Risk Factors:	See “Risk Factors” beginning on page 6 herein and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

(1)	The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 401,865,786 shares outstanding as of April 21, 2023, and excluding 150,000,000 shares of Common Stock issuable in this offering which have yet to be issued.

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RISK FACTORS

Risks Related to Our Business

A pandemic, epidemic or outbreak of an infectious disease in the markets in which we operate or that otherwise impacts our facilities or suppliers could adversely impact our business.

If a pandemic, epidemic, or outbreak of an infectious disease including the recent outbreak of respiratory illness caused by a novel coronavirus (COVID-19) first identified in Wuhan, Hubei Province, China, or other public health crisis were to affect our markets or facilities, our business could be adversely affected. Consequences of the coronavirus outbreak are resulting in disruptions in or restrictions on our ability to travel. If such an infectious disease broke out at our office, facilities or work sites, our operations may be affected significantly, our productivity may be affected, our ability to complete projects in accordance with our contractual obligations may be affected, and we may incur increased labor and materials costs. If the customers with which we contract are affected by an outbreak of infectious disease, service work may be delayed or cancelled, and we may incur increased labor and materials costs. If our subcontractors with whom we work were affected by an outbreak of infectious disease, our labor supply may be affected and we may incur increased labor costs. In addition, we may experience difficulties with certain suppliers or with vendors in their supply chains, and our business could be affected if we become unable to procure essential equipment, supplies or services in adequate quantities and at acceptable prices. Further, infectious outbreak may cause disruption to the U.S. economy, or the local economies of the markets in which we operate, cause shortages of materials, increase costs associated with obtaining materials, affect job growth and consumer confidence, or cause economic changes that we cannot anticipate. Overall, the potential impact of a pandemic, epidemic or outbreak of an infectious disease with respect to our market or our facilities is difficult to predict and could adversely impact our business. In response to the COVID-19 situation, federal, state and local governments (or other governments or bodies) are considering placing, or have placed, restrictions on travel and conducting or operating business activities. At this time those restrictions are very fluid and evolving. We have been and will continue to be impacted by those restrictions. Given that the type, degree and length of such restrictions are not known at this time, we cannot predict the overall impact of such restrictions on us, our customers, our subcontractors and supply chain, others that we work with or the overall economic environment. As such, the impact these restrictions may have on our financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact may be material. In addition, due to the speed with which the COVID-19 situation is developing and evolving, there is uncertainty around its ultimate impact on public health, business operations and the overall economy; therefore, the negative impact on our financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact may be material.

Escalating global tensions, including the conflict between Russia and Ukraine, could negatively impact us.

The ongoing conflict between Russia and Ukraine could lead to disruption, instability and volatility in global markets and industries that could negatively impact our operations. The U.S. government and other governments in jurisdictions in which we operate have imposed severe sanctions and export controls against Russia and Russian interests and threatened additional sanctions and controls. The impact of these measures, as well as potential responses to them by Russia, is currently unknown and they could adversely affect our business, partners or customers.

Because of our continued losses, there is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of and for the years ended December 31, 2022 and 2021 were prepared assuming that we would continue as a going concern. Our significant cumulative losses from operations as of December 31, 2022, raised substantial doubt about our ability to continue as a going concern. If the going-concern assumption were not appropriate for our financial statements, then adjustments would be necessary to the carrying values of the assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used. Since December 31, 2022, we have continued to experience losses from operations. We have continued to fund operations primarily through the sales of equity securities. Nevertheless, we will require additional funding to complete much of our planned operations. Our ability to continue as a going concern is subject to our ability to generate a profit (i.e. through partnerships such as our current partnerships with Aingura and Aretas) and/or obtain necessary additional funding from outside sources, including obtaining additional funding from the sale of our securities. Except for potential proceeds from the sale of equity in offerings by us and minimal revenues, we have no other source for additional funding. Our continued net operating losses and stockholders’ deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

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We have debt which is secured by all our assets. If there is an occurrence of an uncured event of default, the lenders can foreclose on all our assets, which would make any stock in the Company worthless.

We have entered into several secured loan transactions with investors (as disclosed herein), pursuant to which the outstanding debt was secured by all our assets. In the event we are unable to make payments, when due, on our secured debt, the lenders may foreclose on all our assets. In the event the lenders foreclose on our assets, any stock in the Company would have no value. Our ability to make payments on secured debt, when due, will depend upon our ability to make profit from operations and to raise additional funds through equity or debt financings. At the moment, we have no funding commitments that have not been previously disclosed, and we may not obtain any in the future.

Our future success is dependent upon the success of partnerships with other similarly-situated entities.

Effective March 18, 2020, we entered into the Collaboration Agreement with Aingura IIoT, S.L. (“Aingura”) pursuant to which Aingura appointed and authorized us to act as the sales network of Aingura’s services and products. Aingura delivers engineered, high-tech solutions by implementing Smart Factory Operational Architectures. The agreement has an initial term of one year from the execution date. Unless terminated prior, the agreement automatically renews for successive annual periods, unless either party notifies the other in writing of its express intention not to renew the agreement at least two months prior to the date of termination of the agreement. There are restrictive provisions in the agreement that may prevent us from pursuing other business opportunities during the term of the agreement. In addition, if we are unable to make sales under the agreement, we will not collect any sales commissions and our business could fail.

On October 3, 2022, we entered into an Agency Agreement with Aretas Sensor Networks Inc., a company incorporated under the laws of the Province of British Columbia (“Aretas”), pursuant to which Aretas appointed and authorized us to act as a sales representative for Aretas’ products. Aretas combines IoT sensor technology, cloud-based platform, and machine learning/ AI for an end-to-end solution to ingest, collect, display, and analyze IoT data to allow companies to make better decisions. The agreement has an initial term of one year from the execution date. Unless terminated prior, the agreement automatically renews for successive annual periods, unless either party notifies the other in writing of its express intention not to renew the agreement at least two months prior to the date of termination of the agreement. If we are unable to make sales under the agreement, we will not collect any sales commissions and our business could fail.

On December 28, 2022, we entered a non-exclusive Distributor Agreement with Denmark based ElastiSense ApS ("ElastiSense") for their proprietary sensor technology. ElastiSense's sensor technology is ideal for structural health monitoring, off-road machinery, factory automation and many other sensing purposes. If we are unable to make distributions under the agreement, we will not collect any revenues and our business could fail.

We have been issued an unsecured promissory note by Aretas. In the event Aretas defaults on the note, it could have a material adverse effect on our business.

On April 4, 2022 we were issued a 10% Unsecured Convertible Promissory Note in the principal amount of $200,000 by Aretas. The purchase price of the note was $192,500 with a discount of $7,500. The Note matures on April 4, 2024 at which time we have the option to either receive the principal amount or shares of Aretas representing 3.23% of the fully-diluted share capital of Aretas. Interest payments are to be made under the Note. In the event that Aretas defaults on the Note, it could have an adverse material effect on our business.

Most of our sales have historically come from a small number of customers and a reduction in demand or loss of one or more of our significant customers would adversely affect our business.

Historically, we have been dependent on a small number of direct customers for most of our business, revenue and results of operations. In the past, we had contracts with customers in the civil infrastructure sector, and the pharmaceutical sector. Our prior customers constituted a state government and a large pharmaceutical company. Historically, those customers generated all our revenue. We expect to continue to experience significant customer concentration in future periods.

This customer concentration increases the risk of quarterly fluctuations in our operating results and sensitivity to any material, adverse developments experienced by our significant customers. In the past, although our relationships with our major customers was good, we generally did not have long-term contracts with any of them, which is typical of our industry. In the future, the loss of, or any substantial reduction in sales to, any of our major direct or end customers could have a material adverse effect on our business, financial condition and results of operations.

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Our operating subsidiaries have limited operating history and have generated very limited revenues thus far.

The limited operating history of OXYS and HereLab in the IIoT field, makes evaluating our business and future prospects difficult. OXYS was incorporated on August 4, 2016 and HereLab was incorporated on February 27, 2017. We have not yet generated substantial income from OXYS or HereLab’s operations and we only anticipate doing so if we are able to successfully implement our business plan. During the twelve months ended December 31, 2022, we generated $88,904 in sales from business operations, none of which was generated from HereLab in 2019 through the present, as we have focused solely on OXYS from 2019 through the present and plan on continuing to do so in 2023. We intend in the longer term to derive further revenues from partnerships, consulting services, product sales, and software licensing. Development of our services, products, and software will require significant investment prior to commercial introduction, and we may never be able to successfully develop or commercialize the services, products, or software in a material way.

We will require additional funding to develop and commercialize our services, products, and software. If we are unable to secure additional financing on acceptable terms, or at all, we may be forced to modify our current business plan or to curtail or cease our planned operations.

We anticipate incurring significant operating losses and using significant funds for product development and operating activities. Our existing cash resources are insufficient to finance even our immediate operations. Accordingly, we will need to secure additional sources of capital to develop our business and product candidates, as planned. We intend to seek substantial additional financing through public and/or private financing, which may include equity and/or debt financings, and through other arrangements, including collaborative arrangements. As part of such efforts, we may seek loans from certain of our executive officers, directors and/or current shareholders.

If we are unable to secure additional financing in the near term, we may be forced to:

•	curtail or abandon our existing business plans;

•	default on any debt obligations;

•	file for bankruptcy;

•	seek to sell some or all our assets; and/or

•	cease our operations.

If we are forced to take any of these steps our Common Stock may be worthless.

Any future financing may result in ownership dilution to our existing shareholders and may grant rights to investors more favorable than the rights currently held by our existing shareholders.

If we raise additional capital by issuing equity, equity-related or convertible securities, the economic, voting and other rights of our existing shareholders may be diluted, and those newly-issued securities may be issued at prices that are at a significant discount to current and/or then prevailing market prices. In addition, any such newly issued securities may have rights superior to those of our common stock. If we obtain additional capital through collaborative arrangements, we may be required to relinquish greater rights to our technologies or product candidates than we might otherwise have or become subject to restrictive covenants that may affect our business.

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Uncertain global economic conditions could materially adversely affect our business and results of operations.

Our operations and performance are sensitive to fluctuations in general economic conditions, both in the U.S. and globally. The ongoing uncertainty created by the COVID-19 pandemic, volatile currency markets, the anticipated weakness in all sectors, alone or in combination, may continue to have a material adverse effect on our net sales and the financial results of our operations. In addition, we remain concerned about the geopolitical and fiscal instability in the Middle East and some emerging markets as well as the continued volatility of the equity markets. The upcoming U.S. election may also create additional domestic and global economic uncertainty. These factors could have a material adverse effect on the spending patterns of businesses including our current and potential customers which could have a material adverse effect on our net sales and our results of operations. Other factors that could adversely influence demand for our products include unemployment, labor and healthcare costs, access to credit, consumer and business confidence, and other macroeconomic factors that could have a negative impact on capital investment and spending behavior.

We are subject to various risks associated with international operations and foreign economies.

Our international sales are subject to inherent risks, including:

•	global pandemics such as the COVID-19 pandemic;

•	the impact of conflict between the Russian Federation and Ukraine on our operations;

•	geo-political events, such as the crisis in Ukraine, government responses to such events and the related impact on the economy both nationally and internationally;

•	fluctuations in foreign currencies relative to the U.S. dollar;

•	unexpected changes to currency policy or currency restrictions in foreign jurisdictions;

•	delays in collecting trade receivable balances from customers in developing economies;

•	unexpected changes in regulatory requirements;

•	difficulties and the high tax costs associated with the repatriation of earnings;

•	fluctuations in local economies;

•	disparate and changing employment laws in foreign jurisdictions;

•	difficulties in staffing and managing foreign operations;

•	costs and risks of localizing products for foreign countries;

•	unexpected changes in regulatory requirements;

•	government actions throughout the world;

•	tariffs and other trade barriers; and

•	the burdens of complying with a wide variety of foreign laws.

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Moreover, there can be no assurance that our international sales will continue at existing levels or grow in accordance with our efforts to increase foreign market penetration.

In many foreign countries, particularly in those with developing economies, it is common to engage in business practices that are prohibited by U.S. regulations applicable to us such as the Foreign Corrupt Practices Act. Although we have policies and procedures designed to ensure compliance with these laws, there can be no assurance that all of our employees, contractors and agents, including those based in or from countries where practices which violate such U.S. laws may be customary, will not take actions in violation of our policies. Any violation of foreign or U.S. laws by our employees, contractors or agents, even if such violation is prohibited by our policies, could have a material adverse effect on our business. We must also comply with various import and export regulations. The application of these various regulations depends on the classification of our products which can change over time as such regulations are modified or interpreted. As a result, even if we are currently in compliance with applicable regulations, there can be no assurance that we will not have to incur additional costs or take additional compliance actions in the future. Failure to comply with these regulations could result in fines or termination of import and export privileges, which could have a material adverse effect on our operating results. Additionally, the regulatory environment in some countries is very restrictive as their governments try to protect their local economy and value of their local currency against the U.S. dollar.

Any future product revenues are dependent on certain industries, and contractions in these industries could have a material adverse effect on our results of operations.

Sales of our products are dependent on customers in certain industries. As we have experienced in the past, and as we may continue to experience in the future, downturns characterized by diminished product demand in any one or more of these industries may result in decreased sales and a material adverse effect on our operating results. We cannot predict when and to what degree contractions in these industries may occur; however, any sharp or prolonged contraction in one or more of these industries could have a material adverse effect on our business and results of operations.

We intend to make significant investments in new products that may not be successful or achieve expected returns.

We plan to continue to make significant investments in research, development, and marketing for new and existing products and technologies. These investments involve a number of risks as the commercial success of such efforts depend on many factors, including our ability to anticipate and respond to innovation, achieve the desired technological fit, and be effective with our marketing and distribution efforts. If our existing or potential customers do not perceive our latest product offerings as providing significant new functionality or value, or if we are late to market with a new product or technology, we may not achieve our expected return on our investments or be able recover the costs expended to develop new product offerings, which could have a material adverse effect on our operating results. Even if our new products are profitable, our operating margins for new products may not be as high as the margins we have experienced historically.

Our success depends on new product introductions and market acceptance of our products.

The market for our products is characterized by technological change, evolving industry standards, changes in customer needs and frequent new product introductions, and is therefore highly dependent upon timely product innovation. Our success is dependent on our ability to successfully develop and introduce new and enhanced products on a timely basis to replace declining revenues from older products, and on increasing penetration in domestic and international markets. Any significant delay in releasing new products could have a material adverse effect on the ultimate success of a product and other related products and could impede continued sales of predecessor products, any of which could have a material adverse effect on our operating results. There can be no assurance that we will be able to introduce new products, that our new products will achieve market acceptance or that any such acceptance will be sustained for any significant period. Failure of our new products to achieve or sustain market acceptance could have a material adverse effect on our operating results.

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Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the U.S.

We prepare our financial statements in conformity with accounting principles generally accepted in the U.S. These accounting principles are subject to interpretation by the Financial Accounting Standards Board (“FASB”) and the Securities and Exchange Commission. A change in these policies or interpretations could have a significant effect on our reported financial results, may retroactively affect previously reported results, could cause unexpected financial reporting fluctuations, and may require us to make costly changes to our operational processes and accounting systems.

We operate in intensely competitive markets.

The markets in which we operate are characterized by intense competition from numerous competitors, some of which are divisions of large corporations having far greater resources than we have, and we may face further competition from new market entrants in the future. Some examples of large and small competitors include, but are not limited to:

•	General Electric with its GE Predix product for IoT;

•	IBM with its IBM BlueMix and IBM IoT Watson products;

•	Siemens with its MindSphere IoT product;

•	Microsoft with its Microsoft Azure IoT Suite;

•	FogHorn Systems;

•	Tulip.io; and

•	MachineSense.

Our financial results are subject to fluctuations due to various factors that may adversely affect our business and result of operations.

Our operating results have fluctuated in the past and may fluctuate significantly in the future due to several factors, including:

•	global pandemics such as the COVID-19 pandemic;

•	the impact of conflict between the Russian Federation and Ukraine on our operations;

•	geo-political events, such as the crisis in Ukraine, government responses to such events and the related impact on the economy both nationally and internationally;

•	fluctuations in foreign currency exchange rates;

•	changes in global economic conditions;

•	changes in the mix of products sold;

•	the availability and pricing of components from third parties (especially limited sources);

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•	the difficulty in maintaining margins, including the higher margins traditionally achieved in international sales;

•	changes in pricing policies by us, our competitors or suppliers;

•	the timing, cost or outcome of any future intellectual property litigation or commercial disputes;

•	delays in product shipments caused by human error or other factors; or

•	disruptions in transportation channels.

Any future acquisitions made by us will be subject to several related costs and challenges that could have a material adverse effect on our business and results of operations.

We plan to make more acquisitions in the future. Achieving the anticipated benefits of an acquisition depends upon whether the integration of the acquired business, products or technology is accomplished efficiently and effectively. In addition, successful acquisitions generally require, among other things, integration of product offerings, manufacturing operations and coordination of sales and marketing and R&D efforts. These difficulties can become more challenging due to the need to coordinate geographically separated organizations, the complexities of the technologies being integrated, and the necessities of integrating personnel with disparate business backgrounds and combining different corporate cultures. The integration of operations following an acquisition also requires the dedication of management resources, which may distract attention from our day-to-day business and may disrupt key R&D, marketing or sales efforts. Our inability to successfully integrate any of our acquisitions could harm our business. The existing products previously sold by entities we have acquired may be of a lesser quality than our products or could contain errors that produce incorrect results on which users rely or cause failure or interruption of systems or processes that could subject us to liability claims that could have a material adverse effect on our operating results or financial position. Furthermore, products acquired in connection with acquisitions may not gain acceptance in our markets, and we may not achieve the anticipated or desired benefits of such transactions.

We may experience component shortages that may adversely affect our business and result of operations.

We have experienced difficulty in securing certain types of high-power connectors for one of our projects and anticipate that supply shortages of components used in our products, including limited source components, can result in significant additional costs and inefficiencies in manufacturing. If we are unsuccessful in resolving any such component shortages in a timely manner, we will experience a significant impact on the timing of revenue, a possible loss of revenue, or an increase in manufacturing costs, any of which would have a material adverse impact on our operating results.

We rely on management information systems. interruptions in our information technology systems or cyber-attacks on our systems could adversely affect our business.

We rely on the efficient and uninterrupted operation of complex information technology systems and networks to operate our business. We rely on a primary global center for our management information systems and on multiple systems in branches not covered by our global center. As with any information system, unforeseen issues may arise that could affect our ability to receive adequate, accurate and timely financial information, which in turn could inhibit effective and timely decisions. Furthermore, it is possible that our global center for information systems or our branch operations could experience a complete or partial shutdown. A significant system or network disruption could be the result of new system implementations, computer viruses, cyber-attacks, security breaches, facility issues or energy blackouts. Threats to our information technology security can take a variety of forms and individuals or groups of hackers or sophisticated organizations including state-sponsored organizations, may take steps that pose threats to our customers and our infrastructure. If we were to experience a shutdown, disruption or attack, it would adversely impact our product shipments and net sales, as order processing and product distribution are heavily dependent on our management information systems. Such an interruption could also result in a loss of our intellectual property or the release of sensitive competitive information or partner, customer or employee personal data. Any loss of such information could harm our competitive position, result in a loss of customer confidence, and cause us to incur significant costs to remedy the damages caused by the disruptions or security breaches. In addition, changing laws and regulations governing our responsibility to safeguard private data could result in a significant increase in operating or capital expenditures needed to comply with these new laws or regulations. Accordingly, our operating results in such periods would be adversely impacted.

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We are continually working to maintain reliable systems to control costs and improve our ability to deliver our products in our markets worldwide. Our efforts include, but are not limited to the following: firewalls, antivirus protection, patches, log monitors, routine backups with offsite retention of storage media, system audits, data partitioning and routine password modifications. Our internal information technology systems environment continues to evolve, and our business policies and internal security controls may not keep pace as new threats emerge. No assurance can be given that our efforts to continue to enhance our systems will be successful.

We are subject to risks associated with our website.

We devote resources to maintaining our website, www.oxyscorp.com, as a key marketing, sales and support tool and expect to continue to do so in the future. Failure to properly maintain our website may interrupt normal operations, including our ability to run and market our business which would have a material adverse effect on our results of operations. We host our website internally. Any failure to successfully maintain our website or any significant downtime or outages affecting our website could have a material adverse impact on our operating results.

Our products are complex and may contain bugs or errors.

As has occurred in the past and as may be expected to occur in the future, our new software products or new operating systems of third parties on which our products are based often contain bugs or errors that can result in reduced sales or cause our support costs to increase, either of which could have a material adverse impact on our operating results.

Compliance with sections 302 and 404 of the Sarbanes-Oxley Act of 2002 is costly and challenging.

As required by Section 302 of the Sarbanes-Oxley Act of 2002, our periodic reports contain our management’s certification of adequate disclosure controls and procedures, a report by our management on our internal control over financial reporting including an assessment of the effectiveness of our internal control over financial reporting, and an attestation and report by our external auditors with respect to the effectiveness of our internal control over financial reporting under Section 404. While these assessments and reports have not revealed any material weaknesses in our internal control over financial reporting, compliance with Sections 302 and 404 is required for each future fiscal year end. We expect that the ongoing compliance with Sections 302 and 404 will continue to be both very costly and very challenging and there can be no assurance that material weaknesses will not be identified in future periods. Any adverse results from such ongoing compliance efforts could result in a loss of investor confidence in our financial reports and have an adverse effect on our stock price.

Our business depends on our proprietary rights and we have been subject to intellectual property litigation.

Our success depends on our ability to obtain and maintain patents and other proprietary rights relative to the technologies used in our principal products. Despite our efforts to protect our proprietary rights, unauthorized parties may have in the past infringed or violated certain of our intellectual property rights. We from time to time may engage in litigation to protect our intellectual property rights. In monitoring and policing our intellectual property rights, we may be required to spend significant resources. We from time to time may be notified that we are infringing certain patent or intellectual property rights of others. There can be no assurance that any future intellectual property dispute or litigation will not result in significant expense, liability, injunction against the sale of some of our products, and a diversion of management’s attention, any of which may have a material adverse effect on our operating results.

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We are subject to the risk of product liability claims.

Our products are designed to provide information upon which users may rely. Our products are also used in “real time” applications requiring extremely rapid and continuous processing and constant feedback. Such applications give rise to the risk that a failure or interruption of the system or application could result in economic damage, bodily harm or property damage. We attempt to assure the quality and accuracy of the processes contained in our products, and to limit our product liability exposure through contractual limitations on liability, limited warranties, express disclaimers and warnings as well as disclaimers contained in our “shrink wrap” and electronically displayed license agreements with end-users. If our products contain errors that produce incorrect results on which users rely or cause failure or interruption of systems or processes, customer acceptance of our products could be adversely affected. Further, we could be subject to liability claims that could have a material adverse effect on our operating results or financial position. Although we maintain liability insurance for product liability matters, there can be no assurance that such insurance or the contractual limitations used by us to limit our liability will be sufficient to cover or limit any claims which may occur.

Each of our current product candidates and services is in an early stage of development and we may never succeed in developing and/or commercializing them. If we are unable to commercialize our services, products, or software, or if we experience significant delays in doing so, our business may fail.

We intend to invest a significant portion of our efforts and financial resources in our software and we will depend heavily on its success. This software is currently in the beta stage of development. We need to devote significant additional research and development, financial resources and personnel to develop additional commercially viable products, establish intellectual property rights, if necessary, and establish a sales and marketing infrastructure. We are likely to encounter hurdles and unexpected issues as we proceed in the development of our software and our other product candidates. There are many reasons that we may not succeed in our efforts to develop our product candidates, including the possibility that our product candidates will be deemed undesirable; our product candidates will be too expensive to develop or market or will not achieve broad market acceptance; others will hold proprietary rights that will prevent us from marketing our product candidates; or our competitors will market products that are perceived as equivalent or superior.

We depend on third parties to assist us in the development of our software and other product candidates, and any failure of those parties to fulfill their obligations could result in costs and delays and prevent us from successfully commercializing our software and product candidates on a timely basis, if at all.

We may engage consultants and other third parties to help our software and product candidates. We may face delays in our commercialization efforts if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers. Any third parties that we hire may also provide services to our competitors, which could compromise the performance of their obligations to us. If these third parties do not successfully carry out their duties or meet expected deadlines, the commercialization of our software and product candidates may be extended, delayed or terminated or may otherwise prove to be unsuccessful. Any delays or failures as a result of the failure to perform by third parties would cause our development costs to increase, and we may not be able to commercialize our product candidates. In addition, we may not be able to establish or maintain relationships with these third parties on favorable terms, if at all. If we need to enter into replacement arrangements because a third party is not performing in accordance with our expectations, we may not be able to do so without undue delays or considerable expenditures or at all.

The loss of or inability to retain key personnel could materially adversely affect our operations.

Our management includes a select group of experienced technology professionals, particularly Clifford Emmons and Karen McNemar, who will be instrumental in the development of our software and product candidates. The success of our operations will, in part, depend on the successful continued involvement of these individuals. If these individuals leave the employment of or engagement with us, OXYS, or HereLab, then our ability to operate will be negatively impacted. Although we have consulting agreements with these individuals, we do not have any employment agreements with these parties and do not maintain any “key-man” insurance for them.

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Risks Related to Our Intellectual Property

Patents acquired by us may not be valid or enforceable and may be challenged by third parties.

We do not intend to seek a legal opinion or other independent verification that any patents issued or licensed to us would be held valid by a court or administrative body or that we would be able to successfully enforce our patents against infringers, including our competitors. The issuance of a patent is not conclusive as to its validity or enforceability, and the validity and enforceability of a patent is susceptible to challenge on numerous legal grounds. Challenges raised in patent infringement litigation brought by or against us may result in determinations that patents that have been issued or licensed to us or any patents that may be issued to us or our licensors in the future are invalid, unenforceable or otherwise subject to limitations. In the event of any such determinations, third parties may be able to use the discoveries or technologies claimed in these patents without paying licensing fees or royalties to us, which could significantly diminish the value of our intellectual property and our competitive advantage. Even if our patents are held to be enforceable, others may be able to design around our patents or develop products similar to our products that are not within the scope of any of our patents.

In addition, enforcing any patents that may be issued to us in the future against third parties may require significant expenditures regardless of the outcome of such efforts. Our inability to enforce our patents against infringers and competitors may impair our ability to be competitive and could have a material adverse effect on our business.

If we are not able to protect and control our unpatented trade secrets, know-how and other technological innovation, we may suffer competitive harm.

We rely on unpatented technology, trade secrets, confidential information and proprietary know-how to protect our technology and maintain any future competitive position, especially when we do not believe that patent protection is appropriate or can be obtained. Trade secrets are difficult to protect. In order to protect proprietary technology and processes, we rely in part on confidentiality and intellectual property assignment agreements with our employees, consultants and others. These agreements generally provide that the individual must keep confidential and not disclose to other parties any confidential information developed or learned by the individual during the course of the individual’s relationship with us except in limited circumstances. These agreements generally also provide that we shall own all inventions conceived by the individual in the course of rendering services to us. These agreements may not effectively prevent disclosure of confidential information or result in the effective assignment to us of intellectual property and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements. In addition, others may independently discover trade secrets and proprietary information that have been licensed to us or that we own, and in such case, we could not assert any trade secret rights against such party.

Enforcing a claim that a party illegally obtained and is using trade secrets that have been licensed to us or that we own is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could have a material adverse effect on our business. Moreover, some of our academic institution licensors, collaborators and scientific advisors have rights to publish data and information to which we have rights. If we cannot maintain the confidentiality of our technologies and other confidential information in connection with our collaborations, our ability to protect our proprietary information or obtain patent protection in the future may be impaired, which could have a material adverse effect on our business.

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Risks Related to Our Common Stock

The public trading market for our common stock is volatile and will likely result in higher spreads in stock prices.

Our common stock is trading in the over-the-counter market and is quoted on the OTC Pink. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as our ability to implement our business plan, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on stock exchanges, which means that the difference between the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. We cannot ensure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock increases and exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, shareholders could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time the shareholder wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

Because our shares are designated as “penny stock”, broker-dealers will be less likely to trade in our stock due to, among other items, the requirements for broker-dealers to disclose to investors the risks inherent in penny stocks and to make a determination that the investment is suitable for the purchaser.

Our shares are designated as “penny stock” as defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and thus may be more illiquid than shares not designated as penny stock. The SEC has adopted rules which regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are defined generally as: non-Nasdaq equity securities with a price of less than $5.00 per share; not traded on a “recognized” national exchange; or in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $10,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules. Since our securities are subject to the penny stock rules, investors in the shares may find it more difficult to sell their shares. Many brokers have decided not to trade in penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The reduction in the number of available market makers and other broker-dealers willing to trade in penny stocks may limit the ability of purchasers in this offering to sell their stock in any secondary market. These penny stock regulations, and the restrictions imposed on the resale of penny stocks by these regulations, could adversely affect our stock price.

Our Board of Directors can, without shareholder approval, cause preferred stock to be issued on terms that adversely affect common shareholders.

Under our Articles of Incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, of which 26,299 are issued and outstanding as of the date of this Prospectus. Also, our board of directors, without shareholder approval, may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares. If our board of directors causes any additional shares of preferred stock to be issued, the rights of the holders of our common stock could be adversely affected. Our board of directors’ ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Additional preferred shares issued by our board of directors could include voting rights, or even additional super voting rights (above those pertaining to the Series A Super Voting Preferred Stock), which could shift the ability to control our company to the holders of our preferred stock. Additional preferred shares could also have conversion rights into shares of our common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred shares would have preference in the event of our liquidation, which means that the holders of preferred shares would be entitled to receive the net assets of our company distributed in liquidation before the common stock holders receive any distribution of the liquidated assets.

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We have not paid, and do not intend to pay in the near future, dividends on our common shares and therefore, unless our common stock appreciates in value, our shareholders may not benefit from holding our common stock.

We have not paid any cash dividends on our common stock since inception. Therefore, any return on the investment made in our shares of common stock will likely be dependent initially upon the shareholder’s ability to sell our common shares in the open market, at prices in excess of the amount paid for our common shares and broker commissions on the sales.

Because we became public by means of a reverse merger, we may not be able to attract the attention of brokerage firms.

Additional risks may exist because we became public through a “reverse merger.” Securities analysts of brokerage firms may not provide coverage of our company since there is little incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct secondary offerings on our behalf in the future.

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former “shell company.”

Prior to the closing of the SEA, we were deemed a “shell company” under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which Form 10-type information reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. Without registration under the Securities Act, our shareholders will be forced to hold their shares of our common stock for at least that 12-month period after the filing of the report on Form 8-K following the closing of the reverse merger before they are eligible to sell those shares pursuant to Rule 144, and even after that 12-month period, sales may not be made under Rule 144 unless we are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could negatively affect the market price of our securities.

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Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Equity Financing Agreement.

The sale of our common stock to GHS in accordance with the Equity Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the Equity Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the GHS Equity Financing Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the GHS Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Equity Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Equity Financing Agreement is realized. Dilution is based upon common stock put to GHS and the stock price discounted to GHS’s Purchase Price.

GHS will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the Equity Financing Agreement will be purchased at a 10% discount, or 90% of the volume-weighted average price for the Company’s common stock during the ten consecutive trading days immediately preceding each Put.

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the Equity Financing Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the financing agreement.

The lowest volume-weighted average price for the ten days ended April 21, 2023 was $0.0016. At that price we would be able to sell shares to GHS under the Equity Financing Agreement at the discounted price of $0.00144. At that discounted price, the additional 150,000,000 shares would only represent $216,000, which is far below the full amount of the Equity Financing Agreement. In addition, any single drawdown must be at least $10,000 and cannot exceed $500,000 and any single drawdown may not exceed 200% of the average daily trading dollar volume of our Common Stock during the ten trading days preceding the put, which is approximately $8,000 on the date of this Registration Statement.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by us. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in us for an indefinite period of time and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success or the business of our Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in us.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this report that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include the information concerning possible or assumed future operations, business strategies, need for financing, competitive position, potential growth opportunities, ability to retain and recruit personnel, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

Factors that may cause differences between actual results and those contemplated by forward-looking statements include those discussed in “Risk Factors” and are not limited to the following:

•	the unprecedented impact of COVID-19 pandemic on our business, customers, employees, subcontractors, consultants, service providers, stockholders, investors and other stakeholders;
•	the impact of conflict between the Russian Federation and Ukraine on our operations;
•	geo-political events, such as the crisis in Ukraine, government responses to such events and the related impact on the economy both nationally and internationally;
•	general market and economic conditions;
•	our ability to acquire new customers;
•	our ability to maintain and grow our business with our current customers;
•	our ability to meet the volume and service requirements of our customers;
•	industry consolidation, including acquisitions by us or our competitors;
•	capacity utilization and the efficiency of manufacturing operations;
•	success in developing new products;
•	timing of our new product introductions;
•	new product introductions by competitors;
•	the ability of competitors to more fully leverage low cost geographies for manufacturing or distribution;
•	product pricing, including the impact of currency exchange rates;
•	effectiveness of sales and marketing resources and strategies;
•	adequate manufacturing capacity and supply of components and materials;
•	strategic relationships with our suppliers;
•	product quality and performance;
•	protection of our products and brand by effective use of intellectual property laws;
•	the financial strength of our competitors;
•	the outcome of any future litigation or commercial dispute;
•	barriers to entry imposed by competitors with significant market power in new markets;
•	government actions throughout the world; and
•	our ability to service debt, when due.

Although the forward-looking statements in this Prospectus are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to update this Prospectus or otherwise make public statements updating our forward-looking statements.

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THE SELLING STOCKHOLDER

The selling stockholder identified in this Prospectus may offer a number of shares of its common stock, which will consist of up to 150,000,000 shares of common stock to be sold by GHS pursuant to an Equity Financing Agreement. As of the date hereof, 153,973,552 shares (including 1,800,000 commitment shares) have been sold to GHS under the Equity Financing Agreement. If issued presently, the additional 150,000,000 shares of common stock registered for resale by GHS, all of which have yet to be issued, would represent 27.18% of our issued and outstanding shares of common stock as of April 21, 2023. Additionally, the additional 150,000,000 shares of our common stock registered for resale herein, all of which have yet to be issued, would represent approximately 28.75% of the Company’s public float (all current free-trading shares not held by affiliates).

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this Prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by the selling stockholder may be deemed to be underwriting commissions.

We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholder may offer some or all of the common stock under the offering contemplated by this Prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of the selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of April 21, 2023, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 401,865,786 shares of our common stock outstanding as of April 21, 2023.

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Unless otherwise set forth below, (a) the persons and entities named in the table below have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this Prospectus forms a part.

	Shares Owned by the Selling Stockholder before the Offering	Unissued Shares of Common Stock Being Offered		Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder				# of Shares (1)	% of Class (1)
GHS Investments LLC (2)	6,514,639	150,000,000	(3)	0	–

Notes:

(1)	Because the selling stockholder may offer and sell all or only some portion of the 150,000,000 additional shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the selling stockholder will hold upon termination of the offering based on the shares currently held.

(2)	Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS.

(3)	Consists of up to 150,000,000 additional shares of common stock to be sold by GHS pursuant to the Financing Agreement.

21

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of its shares of Company common stock through the OTC Link or any other stock exchange, quotation board, market or trading facility on which the shares of our common stock are quoted or traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or

•	a combination of any such methods of sale.

Additionally, broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

GHS will be deemed to be an underwriter within the meaning of the Securities Act, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Company’s common stock. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We have entered into an agreement with GHS to keep this prospectus effective until GHS (i) has sold all of the common shares purchased by it under the Financing Agreement and (ii) has no further right to acquire any additional shares of common stock under the Financing Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder.

22

USE OF PROCEEDS

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholder. We will receive proceeds from the sale of our common stock to GHS under the Equity Financing Agreement. Neither the Equity Financing Agreement with GHS nor any rights of the parties under the Equity Financing Agreement with GHS may be assigned or delegated to any other person.

PRICE RANGE OF COMMON STOCK AND RELATED MATTERS

Our common stock is quoted on the OTC Pink tier of the OTC Markets Group quotation system (www.otcmarkets.com) under the trading ticker “ITOX.” The table below sets forth for the periods indicated the quarterly high and low bid prices as reported by OTC Markets. Limited trading volume has occurred during these periods. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

	Quarter	High	Low
FISCAL YEAR ENDING DECEMBER 31, 2023	First	$0.0087	$0.0013

	Quarter	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2022	First	$0.0195	$0.0049
	Second	$0.0219	$0.005
	Third	$0.0071	$0.0031
	Fourth	$0.0048	$0.0018

	Quarter	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2021	First	$0.045	$0.0062
	Second	$0.024	$0.0119
	Third	$0.0249	$0.011
	Fourth	$0.0168	$0.0032

On April 21, 2023, the last sales price per share of our common stock was $0.0017.

23

Holders of Common Stock

As of the close of business on April 21, 2023, we had approximately 154 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. We have appointed IssuerDirect, 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117, to act as transfer agent for the common stock.

Dividend Information

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our Board of Directors deems relevant.

We are obligated to pay dividends to certain holders of our preferred stock which we pay out of legally available funds from time to time or reach arrangements with our holders of preferred stock to convert limited quantities of preferred stock at favorable conversion prices in lieu of dividend payments.

Rule 10B-18 Transactions

During the year ended December 31, 2022, there were no repurchases of the Company’s common stock by the Company.

The Company will use the proceeds from the sale of the shares of common stock sold to GHS, for general corporate and working capital purposes, and continued business operations, or for other purposes that the Board of Directors, in good faith, deems to be in the best interest of the Company.

24

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the Equity Financing Agreement with GHS. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

DILUTION

The sale of our common stock to GHS in accordance with the Equity Financing Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to GHS. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Dilution represents the difference between the offering price (market price) and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets (product development costs) from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing shareholders.

As of December 31, 2022, the net tangible book value (deficit) of our shares of common stock was ($1,516,844), or approximately ($0.0043) per share based upon 352,174,583 shares then outstanding. Upon completion of this Offering, if 100% of the unissued shares are sold (150,000,000 shares) at a discounted market price of $0.0016 (90% of $0.0018), the lowest volume-weighted average price of the Common Stock during the ten consecutive trading day period preceding April 21, 2023 per share, the net tangible book value (deficit) of the 502,174,583 shares to be outstanding will be approximately ($1,274,635) or approximately ($0.0025) per share. Based on these figures, current shareholders will not experience a dilution in terms of net tangible book value per share as a result of this offering.

25

THE OFFERING

On November 1, 2021, we entered into an Equity Financing Agreement with GHS for an equity line. Although we are not required to sell shares under the Equity Financing Agreement, the Equity Financing Agreement gives us the option to sell to GHS up to $2,500,000 worth of our common stock, in increments, beginning on the first trading day after the effective date of this Registration Statement and ending on the earlier of (i) the date GHS has purchased an aggregate of $2,500,000 of our common stock pursuant to the Equity Financing Agreement, (ii) November 1, 2023, twenty-four months from the date of execution of the Equity Financing Agreement, or (iii) upon mutual termination of the Equity Financing Agreement (the “Open Period”). $2,500,000 was stated to be the total amount of available funding in the Equity Financing Agreement, because this was the maximum amount that GHS and we agreed to for the funding. There is no assurance the market price of our common stock will increase in the future, or that we will ever sell (i) $2,500,000 of our common stock to GHS, or (ii) all 150,000,000 unissued shares being registered hereunder. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Equity Financing Agreement. If the trading prices of our common stock remains the same and does not materially increase, we will not be able to place puts for the full commitment amount under the Equity Financing Agreement. The lowest volume-weighted average price for the 10 days ended July 5, 2022 was $0.00682 per share. At that price we would be able to sell shares to GHS under the Equity Financing Agreement at the discounted price of $0.006138 per share. At that discounted price, the 150,000,000 unissued shares would only represent $613,800, which is far below the full amount of the Equity Financing Agreement. In addition, any single drawdown may not exceed 200% of the average daily trading dollar volume of the Company’s Common Stock during the ten trading days preceding the put, which is approximately $20,000 on the date of this Registration Statement. In addition, Puts must be for a minimum of $10,000, and cannot exceed $500,000. In accordance with the Equity Financing Agreement, the Company issued to GHS the Commitment Shares.

During the Open Period, the Company may, in its sole discretion, deliver a put notice (“Put Notice”) to GHS which shall state the dollar amount requested by the Company (the “Put Amount”) and number of shares intends to sell to GHS on a designated closing date. The purchase price (the “Purchase Price”) of the common stock sold pursuant to a Put Notice will be set at ninety percent (90%) of the lowest volume-weighted average price of the common stock during the ten consecutive trading day period immediately preceding the date on which the Company delivers the Put Notice to GHS. We are obligated to deliver a number of shares to GHS equal to Put Amount divided by the Purchase Price in consideration of the payment of the Put Amount. At the end of the Pricing Period (as defined in the Equity Financing Agreement), the Purchase Price will be established and an amount of shares equaling 110% of the Put Shares will be delivered to GHS’s broker for a particular Put. For example, if we delivered a put notice to GHS for $20,000, and the volume-weighted average price for the past ten consecutive trading days is $0.02, we would be obligated to issue GHS 1,111,111 shares of our common stock at a purchase price of $0.018 per share. The 10% price per share discount GHS will receive with each put sale means that GHS will effectively be paying us $20,000 as a Put Amount for $22,000 in our stock that is issued.

In addition, the Equity Financing Agreement (i) imposes an ownership limitation on GHS of 4.99% (i.e., GHS has no obligation to purchase shares if it beneficially owns 4.99% or more of our common stock), (ii) requires a minimum of ten trading days between Put Notices, (iii) prohibits any single Put Amount from under $10,000 or exceeding $500,000 or exceeding two times the average daily trading dollar volume for the Company’s common stock during the ten days preceding the Put Notice or (iv) delivering a Put Notice within ten days prior to the closing of a prior Put Amount.

In order for the Company to be eligible to deliver put notices to GHS, the following conditions must be met: (i) a registration statement shall be declared effective and remain effective; (ii) at all times during the period beginning on the related put notice date and ending on and including the related closing date of the put, the Company’s common stock shall have been listed or quoted for trading on OTC Markets or its equivalent and shall not have been suspended from trading thereon for a period of two consecutive trading days during the Open Period; (iii) the Company has not defaulted or be in breach of the Equity Financing Agreement or Registration Rights Agreement; (iv) no injunction shall be issued or remain in force in connection with the purchase of the Company’s shares; and (v) the issuance of the shares will not violate any shareholder approval requirements of the OTC Markets. If any of the events described above occurs during a pricing period, then GHS shall have no obligation to purchase the shares delivered in the Put Notice. Further, the terms of the Equity Financing Agreement require that the Company take all commercially reasonable steps necessary to have the Registration Statement be declared effective no more than 90 days following the date this Registration Statement was originally filed.

26

GHS is not permitted to engage in short sales involving our common stock, or to engage in other activities that could manipulate the market for our common stock, during the period commencing November 1, 2021, and continuing through the termination of the Equity Financing Agreement. In accordance with Regulation SHO, however, sales of our common stock by GHS after delivery of a put notice of such number of shares reasonably expected to be purchased by GHS under a put will not be deemed short sales.

In order for the Company’s exercise of a put to be effective, we must deliver the documents, instruments and writings required under the Equity Financing Agreement. GHS is not required to purchase the put shares unless:

•	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective;

•	we shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities; and

•	we shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the equity line of credit reflected in the Equity Financing Agreement, shares of our common stock will be sold into the market by GHS. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more Puts, more shares will come into the market, which could cause a further drop in our stock price. The Company determines when and whether to issue a put to GHS, so the Company will know precisely both the stock price used as the reference point, and the number of shares issuable to GHS upon such exercise. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Equity Financing Agreement nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Equity Financing Agreement. If the bid/ask spread remains the same we will not be able to place a put for the full commitment under the Equity Financing Agreement. Based on the lowest volume-weighted average price of our common stock during the ten consecutive trading day period preceding February 8, 2023 was $0.0028, the Registration Statement covers the offer and possible sale of $274,680 worth of our shares.

27

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Company has the authority to issue is: 1,010,000,000. These shares shall be divided into two classes with 1,000,000,000 shares designated as common stock at $0.001 par value (the “Common Stock”) and 10,000,000 shares designated as preferred stock at $0.001 par value (the “Preferred Stock”).The Preferred Stock of the Company is issuable by authority of the Board of Director(s) of the Company in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time. We have 401,865,786 common shares and 26,299 preferred shares outstanding as of the date of this filing.

Common Stock

The holders of outstanding common shares are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common shares are not entitled to pre-emptive rights and are not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common shares after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding common share is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Our Articles of Incorporation authorize us to issue 10,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

28

Convertible Debt and Warrants

The following table summarizes the outstanding balance of convertible notes payable, interest and conversion rates as of December 31, 2022 and December 31, 2021, respectively.

		December 31, 2022	December 31, 2021

A.	Convertible note payable to an investor with interest at 12% per annum, convertible at any time into shares of common stock at $0.008 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on March 1, 2023. The note is secured by substantially all the assets of the Company.	$205,000	$295,000

B.	Convertible note payable to an investor with interest at 5% per annum, convertible at any time into shares of common stock at $0.00084 per share. Interest is payable annually with the balance of principal and interest due on maturity on March 1, 2024. The note is secured by substantially all the assets of the Company.	55,000	55,000

D.	Convertible note payable to an investor with interest at 12% per annum, principal and interest convertible into shares of common stock at $0.008 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on March 1, 2023. The note is secured by substantially all the assets of the Company.	50,000	50,000

E.	Convertible note payable to a related party with interest at 12% per annum, convertible at any time into shares of common stock at $0.0008 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on August 2, 2024. The note is secured by substantially all the assets of the Company.	125,000	125,000

F.	Convertible note payable to an investor with interest at 10% per annum, convertible at any time into shares of common stock at $0.01 per share. Principal and interest due on maturity on April 29, 2023.	33,167	33,167

G.	Convertible note payable to an investor with interest at 10% per annum, convertible at any time into shares of common stock at $0.0099 per share. Note was issued as payment for future fees to be incurred under the related Equity Financing Agreement. Principal and interest due on maturity on April 29, 2023.	75,000	75,000

		543,167	633,167
	Less: deferred financing costs	(75,700)	(75,700)
	Less unamortized discount	–	(57,148)
	Net balance	467,467	500,319
	Less current portion	(363,167)	(233,167)
	Long term portion	$104,300	$267,152

A. January 18, 2018 Convertible Note and Warrants (“Note A”)

On January 28, 2021, the noteholder of Note A agreed to extend the maturity date of the Senior Secured Convertible Promissory Note to March 1, 2022, in exchange for the reduction of the conversion price to $0.01 per share, and all prior Events of Default (as defined in the Note A) including penalties of $100,000 were waived, and all future Events of Default (as defined in the Note A) pertaining to the future payment of interest were waived through maturity. On December 14, 2021, the Company entered into amendment to the Note A which limits the respective holder to conversions resulting in beneficial ownership by the holder and its affiliates of no more than 4.99% of the outstanding shares of common stock of the Company. The Company recorded $100,000 as extinguishment of debt in its statements of operations for the year ended December 31, 2021. The Company recorded $300,000 as the beneficial conversion feature discount on note payable of $500,000 on January 28, 2021. On March 14, 2022, the noteholder of Note A, effective March 1, 2022, agreed to extend the maturity date of the Senior Secured Convertible Note to March 1, 2023 in exchange for the reduction of the conversion price to $0.008 per share and one-year extensions as long as the Note A is not in default.

29

On February 4, 2021, the noteholder A converted the principal balance of $50,000 of its convertible promissory note into 5,000,000 shares of common stock of the Company (Note 9). On April 15, 2021, the noteholder A converted the principal balance of $75,000 of its convertible promissory note into 7,500,000 shares of common stock of the Company (Note 9). On July 28, 2021, the noteholder A converted the principal balance of $80,000 of its convertible promissory note into 8,000,000 shares of common stock of the Company (Note 9). On March 14, 2022, the noteholder of Note A agreed to extend the maturity date of March 1, 2022 of the Senior Secured Convertible Promissory Note to March 1, 2023, in exchange for the reduction of the conversion price to $0.008 per share, and all prior Events of Default (as defined in the Note A) including penalties were waived, and all future Events of Default (as defined in the Note A) pertaining to the future payment of interest were waived through maturity. On May 23, 2022, the noteholder of Note A converted $90,000 of the principal note balance into 11,250,000 shares of the Company’s common stock at the conversion price of $0.008 per share (Note 9).

The conversion shares totaled 45,608,457 and 42,603,642 shares of common stock, upon conversion of the total principal and accrued interest of $364,868 and $426,036 as of December 31, 2022 and 2021, respectively.

The Company amortized the beneficial conversion feature discount to interest expense of $0 and $254,660 for the years ended December 31, 2022 and 2021, respectively. The unamortized discount totaled $0 and $45,340 at December 31, 2022 and 2021, respectively. The Company adopted ASU 2020-06 in 2022 eliminating the use of beneficial conversion feature, hence no beneficial conversion feature expense was recorded for 2022 extensions. In addition, the Company recorded interest expense of $28,832 and $45,212 for the years ended December 31, 2022 and 2021, respectively. Accrued interest payable on Note A was $159,868 and $131,036 as of December 31, 2022 and 2021, respectively.

The principal balance payable on Note A amounted to $205,000 and $295,000 at December 31, 2022 and 2021, respectively.

B. January 2019 Convertible Note and Warrants (“Note B”)

Effective March 1, 2021, the noteholder of Note B agreed to extend the maturity date of the Senior Secured Convertible Promissory Note to March 1, 2022, and all prior Events of Default (as defined in the Note B) including penalties were waived, and all other terms of the Note B remain the same (Note 9). On April 6, 2022, the Noteholder of Note B agreed to extend the maturity date of the Note B to March 1, 2024.

The unpaid principal balance of the Note B and accrued interest is $55,000 and $10,842 at December 31, 2022 and $55,000 and $8,092 as of December 31, 2021, respectively. The Company recorded interest expense of $2,750 and $2,750 for the years ended December 31, 2022 and 2021, respectively. This note and accrued interest is due to a related party. The conversion shares totaled 82,301,918 and 78,864,418 shares of common stock upon the conversion of the total principal and accrued interest of $65,842 and $63,092 as of December 31, 2022 and 2021, respectively.

D. March 2019 Convertible Note and Warrants (“Note D”)

On January 28, 2021, the noteholder of Note D agreed to extend the maturity date of the Senior Secured Convertible Promissory Note to March 1, 2022 in exchange for the reduction of the conversion price to $0.01 per share, and all prior Events of Default (as defined in the Note D) including penalties of $10,000 were waived, and all future Events of Default (as defined in the Note D) pertaining to the future payment of interest were waived through maturity. On December 14, 2021, the Company entered into amendment to the Note D which limits the respective holder to conversions resulting in beneficial ownership by the holder and its affiliates of no more than 4.99% of the outstanding shares of common stock of the Company. The Company recorded $10,000 as extinguishment of debt in its statements of operations for the year ended December 31, 2021. The Company recorded $30,000 as the beneficial conversion feature discount on note payable of $50,000 on January 28, 2021. The Company amortized the beneficial conversion feature discount to interest expense of $0 and $25,466 for the years ended December 31, 2022 and 2021, respectively. The unamortized discount was $0 and $4,534 at December 31, 2022 and 2021, respectively. In addition, the Company recorded interest expense of $6,000 and $6,115 for the years ended December 31, 2022 and 2021, respectively. Accrued interest payable on Note D was $20,698 and $14,698 as of December 31, 2022 and 2021, respectively. The principal balance payable on Note D amounted to $50,000 and $50,000 on December 31, 2022 and 2021, respectively.

30

On March 14, 2022, the noteholder of Note D, effective March 1, 2022, agreed to extend the maturity date of the Senior Secured Convertible Note to March 1, 2023 in exchange for the reduction of the conversion price to $0.008 per share and one-year extensions as long as the Note D is not in default. The Company adopted ASU 2020-06 in 2022 eliminating the use of beneficial conversion feature, hence no beneficial conversion feature expense was recorded for 2022 extensions.

The conversion shares of Note D totaled 8,837,192 shares and 6,469,754 shares of common stock upon the conversion of the total principal and accrued interest of $70,698 and $64,698 as of December 31, 2022 and 2021, respectively.

E. August 2019 Convertible Note and Warrants (“Note E”)

On August 2, 2021, the noteholder of Note E agreed to extend the maturity date of the Senior Secured Convertible Promissory Note to August 2, 2024. All other terms and conditions of the Note E remain the same.

The Company recorded interest expense of $3,781 and $11,219 on Note E for the three months and nine months ended September 30, 2022 compared to interest expense of $3,781 and $11,219 for the same comparable periods of 2021. Accrued interest payable on Note E was $44,909 and $14,698 as of September 30, 2022 and December 31, 2021, respectively. The principal balance payable on Note E amounted to $125,000 and $125,000 on September 30, 2022 and December 31, 2021, respectively.

F. August 29, 2019 Convertible Note and Warrants (“Note F”)

On February 1, 2021, the noteholder of Note F converted the principal balance of $66,833 of its convertible promissory note and $5,177 of accrued interest into 7,200,000 shares of common stock of the Company (Note 9). The Company recorded amortization of debt to interest expense of $3,637 and $1,925 for the years ended December 31, 2022 and 2021, and unamortized debt balance of $0 and $3,637 at December 31, 2022 and 2021, respectively. The Company recorded interest expense of $3,317 and $3,903 for the years ended December 31, 2022 and 2021, respectively. Accrued interest payable on Note F was $5,029 and $1,712 as of December 31, 2022 and 2021, respectively. The principal balance payable on Note F amounted to $33,167 on December 31, 2022 and 2021, respectively.

G . July 2020 Equity Financing Arrangement (“Note G”)

As of December 31, 2022 and 2021, the unpaid principal balance of Note G was $75,000, and the accrued interest was $17,240 and $9,740, respectively. The Company recorded interest expense of $7,500 and $7,500 for the years ended December 31, 2022 and 2021, respectively. The Company recorded amortization of debt to interest expense of $3,637 and $1,925 for the years ended December 31, 2022 and 2021, leaving an unamortized debt balance of $0 and $3,637 at December 31, 2022 and 2021, respectively. The conversion shares totaled 9,317,144 and 8,473,973 shares of common stock upon conversion of the total principal and accrued interest of $92,240 and $84,740 as of December 31, 2022 and 2021, respectively.

The following outstanding common stock equivalents have been excluded from diluted net loss per common share for the years ended December 31, 2022 and 2021, respectively, because their inclusion would be anti-dilutive:

	As of December 31,
	2022	2021
Warrants to purchase common stock	2,868,397	2,868,397
Potentially issuable shares related to convertible notes payable	366,996,915	328,816,461
Total anti-dilutive common stock equivalents	369,865,312	331,684,858

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Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	–	–	–
Equity compensation plans not approved by security holders	4,380,727	$0.003340	24,522,212	(1)
Total	4,380,727	0.003340	24,522,212

(1)	Of the 24,522,212 shares remaining for future issuance under equity compensation plans, 15,100,000 shares of Common Stock have been awarded but are unvested.

2017 Stock Incentive Plan

On March 16, 2017, our board of directors assumed the 2017 Stock Awards Plan adopted by the Company while domiciled in New Jersey. No awards were made under this plan. On December 14, 2017, the Board of Directors terminated this plan and adopted a new 2017 Stock Incentive Plan (the “2017 Plan”). The purposes of the 2017 Plan are (a) to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants, and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in the success and increased value of our Company.

There are 4,500,000 shares of common stock authorized for non-qualified and incentive stock options, restricted stock units, restricted stock grants, and stock appreciation rights under the 2017 Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.

The 2017 Plan is administered by our board of directors; however, the board of directors may designate administration of the 2017 Plan to a committee consisting of at least two independent directors. Only employees of our Company or of an “Affiliated Company”, as defined in the 2017 Plan, (including members of the board of directors if they are employees of our Company or of an Affiliated Company) are eligible to receive incentive stock options under the Plan. Employees of our Company or of an Affiliated Company, members of the board of directors (whether or not employed by our company or an Affiliated Company), and “Service Providers”, as defined in the 2017 Plan, are eligible to receive non-qualified options, restricted stock units, and stock appreciation rights under the 2017 Plan. All awards are subject to Section 162(m) of the Internal Revenue Code.

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No option awards may be exercisable more than ten years after the date it is granted. In the event of termination of employment for cause, the options terminate on the date of employment is terminated. In the event of termination of employment for disability or death, the optionee or administrator of optionee’s estate or transferee has six months following the date of termination to exercise options received at the time of disability or death. In the event of termination for any other reason other than for cause, disability or death, the optionee has 30 days to exercise his or her options.

The 2017 Plan will continue in effect until all the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until ten years after its adoption, whichever is earlier. Awards under the 2017 Plan may also be accelerated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all our assets.

As of December 31, 2022, there were 3,547,788 shares of Common Stock issued with 952,212 remaining for awards under the 2017 Plan.

2019 Stock Incentive Plan

On March 11, 2019, the Board of Directors adopted the 2019 Stock Incentive Plan (the “2019 Plan”). The purposes of the 2019 Plan are (a) to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants, and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in the success and increased value of our Company.

The 2019 Plan is administered by our board of directors; however, the board of directors may designate administration of the 2019 Plan to a committee consisting of at least two independent directors. Awards may be made under the Plan for up to 5,000,000 shares of common stock of the Company. Only employees of our Company or of an “Affiliated Company”, as defined in the 2019 Plan, (including members of the board of directors if they are employees of our Company or of an Affiliated Company) are eligible to receive incentive stock options under the 2019 Plan. Employees of our Company or of an Affiliated Company, members of the board of directors (whether or not employed by our company or an Affiliated Company), and “Service Providers”, as defined in the 2019 Plan, are eligible to receive non-qualified options, restricted stock units, and stock appreciation rights under the 2019 Plan. All awards are subject to Section 162(m) of the Internal Revenue Code.

No option awards may be exercisable more than ten years after the date it is granted. In the event of termination of employment for cause, the options terminate on the date of employment is terminated. In the event of termination of employment for disability or death, the optionee or administrator of optionee’s estate or transferee has six months following the date of termination to exercise options received at the time of disability or death. In the event of termination for any other reason other than for cause, disability or death, the optionee has 30 days to exercise his or her options.

The 2019 Plan will continue in effect until all the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until ten years after its adoption, whichever is earlier. Awards under the 2019 Plan may also be accelerated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all our assets.

As of December 31, 2022, there were 3,630,000 shares of shares Common Stock awarded (including 3,080,000 shares issued and 550,000 shares awarded but unvested) with 1,370,000 shares remaining for awards under the 2019 Plan.

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2022 Stock Incentive Plan

On March 18, 2022, the Board of Directors adopted the 2022 Stock Incentive Plan (the “2022 Plan”). The purposes of the 2022 Plan are (a) to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants, and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our Company and thereby have an interest in the success and increased value of our Company.

The 2022 Plan is administered by our board of directors; however, the board of directors may designate administration of the 2022 Plan to a committee consisting of at least two independent directors. Awards may be made under the Plan for up to 20,000,000 shares of common stock of the Company. Only employees of our Company or of an “Affiliated Company”, as defined in the 2022 Plan, (including members of the board of directors if they are employees of our Company or of an Affiliated Company) are eligible to receive incentive stock options under the 2022 Plan. Employees of our Company or of an Affiliated Company, members of the board of directors (whether or not employed by our company or an Affiliated Company), and “Service Providers”, as defined in the 2022 Plan, are eligible to receive non-qualified options, restricted stock units, and stock appreciation rights under the 2022 Plan. All awards are subject to Section 162(m) of the Internal Revenue Code.

No option awards may be exercisable more than ten years after the date it is granted. In the event of termination of employment for cause, the options terminate on the date of employment is terminated. In the event of termination of employment for disability or death, the optionee or administrator of optionee’s estate or transferee has six months following the date of termination to exercise options received at the time of disability or death. In the event of termination for any other reason other than for cause, disability or death, the optionee has 30 days to exercise his or her options.

The 2022 Plan will continue in effect until all the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until ten years after its adoption, whichever is earlier. Awards under the 2022 Plan may also be accelerated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all our assets.

As of December 31, 2022, there were 14,300,000 shares of Common Stock awarded (including 14,300,000 shares awarded but unvested) with 5,700,000 shares remaining for awards under the 2022 Plan.

Stock Options

We currently have no outstanding stock options.

Dividend Policy

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our Board of Directors deems relevant.

We are obligated to pay dividends to certain holders of our preferred stock which we pay out of legally available funds from time to time or reach arrangements with our holders of preferred stock to convert limited quantities of preferred stock at favorable conversion prices in lieu of dividend payments.

Transfer Agent

We have appointed IssuerDirect, 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117, to act as transfer agent for the common stock.

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Anti-Takeover Effects of Various Provisions of Nevada Law

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the company, regardless of whether such acquisition may be in the interest of our shareholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10% or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the company from doing so if it cannot obtain the approval of our board of directors.

Currently, we have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

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The limitation of liability and indemnification provisions under the Nevada Revised Statues and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

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LEGAL MATTERS

The legality of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for us by Business Legal Advisors, LLC of Draper, Utah.

EXPERTS

The financial statements of IIOT-OXYS, Inc. as of December 31, 2022, and 2021, which includes an explanatory paragraph relating to its ability to continue as a going concern, included in this Prospectus have been audited by Hayne & Company, an independent auditor, as stated in their reports appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act (SEC File No. 333-269731) relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of IIOT-OXYS, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports and other documents with the SEC. We do not presently intend to voluntarily furnish you with a copy of our Prospectus. You may read and copy any materials we file with the SEC at the public reference room of the SEC at 100 F Street, NE., Washington, DC 20549, between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at the Public Reference Room. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the Internet website for the SEC at http://www.sec.gov.

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INFORMATION WITH RESPECT TO THE REGISTRANT

BUSINESS

Historical Background

We were incorporated in the State of New Jersey on October 1, 2003 under the name of Creative Beauty Supply of New Jersey Corporation, and subsequently changed our name to Gotham Capital Holdings, Inc. on May 18, 2015. We commenced operations in the beauty supply industry as of January 1, 2004. On November 30, 2007, our Board of Directors approved a plan to dispose of our wholesale and retail beauty supply business. From January 1, 2009 until July 28, 2017, we had no operations and were a shell company.

On March 16, 2017, our Board of Directors adopted resolutions, which were approved by shareholders holding a majority of our outstanding shares, to change our name to “IIOT-OXYS, Inc.”, to authorize a change of domicile from New Jersey to Nevada, to authorize a 2017 Stock Awards Plan, and to approve the Securities Exchange Agreement (the “OXYS SEA”) between the Company and OXYS Corporation (“OXYS”), a Nevada corporation incorporated on August 4, 2016.

Under the terms of the OXYS SEA we acquired 100% of the issued voting shares of OXYS in exchange for 34,687,244 shares of our Common Stock. We also cancelled 1,500,000 outstanding shares of our Common Stock and changed our management to Mr. DiBiase who also served in management of OXYS. Also, one of our principal shareholders entered into a consulting agreement with OXYS to provide consulting services during the transition. The OXYS SEA was effective on July 28, 2017, and our name was changed to “IIOT-OXYS, Inc.” at that time. Effective October 26, 2017, our domicile was changed from New Jersey to Nevada.

At the present time, we have two, wholly-owned subsidiaries which are OXYS Corporation and HereLab, Inc. (an entity immaterial to our operations), through which our operations are conducted.

General Overview

IIOT-OXYS, Inc., a Nevada corporation (the “Company”), and OXYS, were originally established for the purposes of designing, building, testing, and selling Edge Computing systems for the Industrial Internet. Both companies were, and presently are, early stage technology startups that are largely pre-revenue in their development phase. The Company received its first revenues in the last quarter of 2017, has continued to realize revenues in 2022, and expects to realize revenue growth in 2023 due to its business development pipeline.

We develop hardware, software and algorithms that monitor, measure and predict conditions for energy, structural, agricultural and medical applications. We use domain-specific Artificial Intelligence to solve industrial and environmental challenges. Our engineered solutions focus on common sense approaches to machine learning, algorithm development and hardware and software products. We design a system of hardware and software, assemble, install, monitor data and apply our algorithms to help provide the customer insights.

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We use off the shelf components, with reconfigurable hardware architecture that adapts to a wide range of customer needs and applications. We use open-source software tools, while still creating proprietary content for customers, thereby reducing software development time and cost. The software works with the hardware to collect data from the equipment or structure that is being monitored.

We focus on developing insights. We develop algorithms that help our customers create insights from vast data streams.  The data collected is analyzed and reports are created for the customer. From these insights, the customer can act to improve their process, product or structure.

OUR SOLUTIONS ACHIEVE TWO OBJECTIVES

ADD VALUE

•	We show clear path to improved asset reliability, machine uptime, machine utilization, energy consumption, and quality.

•	We provide advanced algorithms and insights as a service.

RISK MINIMIZATION

•	We use simple measurements which are minimally invasive.

•	We do not interfere with command and control of critical equipment.

•	We do not interfere with machine control networks.

HOW WE DO IT

Our location in Cambridge, Massachusetts is ideal since market-leading Biotech, Medtech, and Pharma multinational firms have offices, manufacturing plants and/ or R&D centers in Cambridge or the Greater Boston area, which gives us easier access to potential sales which, in turn, lowers our cost of sales. Additionally, we continue to gain traction in the structural health monitoring, indoor air quality, and smart manufacturing industries. We, therefore, have a range of opportunities as we continue to expand our customer base.

Our goals are to augment visual bridge inspection with instrumentation and predictive algorithms for structural health monitoring; improve indoor air quality with our partner’s proprietary sensors and our predictive analytics; and help Biotech, Pharma, and Medical Device companies realize the next wave of performance, productivity, and quality gains for their organizations, through our Smart Manufacturing/Industry 4.0technology and Artificial Intelligence (AI) and Machine Learning algorithms.

We have a unique value proposition in a fast-growing worldwide multi-billion USD market, and have positioned our business with strategic partners for accelerated growth. We are therefore well-poised for growth in 2023 and beyond, as we execute our plans and acquire additional customers.

WHAT MARKETS WE SERVE

SMART MANUFACTURING – MEDICAL DEVICES, BIOTECH, AND PHARMACEUTICAL SUPPLY CHAIN

We help our customers maintain machine uptime and maximize operational efficiency. We also enable then to do energy monitoring, predictive maintenance that anticipates problems before they happen, and improve part and process quality. We are on the operations side, not the patient-facing side. In this market vertical, our customers must provide high-quality products that must also pass rigorous review by governing bodies such as the FDA. Here again, we focus on machine uptime, operational efficiency, and predictive maintenance to avoid unplanned downtime.

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SMART INFRASTRUCTURE

For bridges and other civil infrastructure, local, state and federal agencies have limited resources. We help our clients prioritize how to spend limited funds by addressing those fixes which need to be made first.

SMART BUILDINGS

Our Indoor Air Quality partner provides sensor technology that is augmented by our AI and Machine Learning algorithms. These systems allow commercial landlords to ensure safe healthy air quality for their properties and tenants.

OUR UNIQUE VALUE PROPOSITION

EDGE COMPUTING AS A COMPLIMENT TO CLOUD COMPUTING

Within the Internet of Things (“IoT”) and Industrial Internet of Things (“IIoT”), most companies right now are adopting an approach which sends all sensor data to the cloud for processing. We specialize in edge computing, where the data processing is done locally right where the data is collected. We also have advanced cloud-based algorithms that implement various machine learning and artificial intelligence algorithms.

ADVANCED ALGORITHMS

We have sought to differentiate from our competitors by developing advanced algorithms on our own and in collaboration with strategic partners These algorithms are an essential part of the edge computing strategy that convert raw data into actionable knowledge right where the data is collected without having to send the data to the cloud first.

RECONFIGURABLE HARDWARE AND SOFTWARE

Instead of focusing on creating tools, we use open-source tools to create proprietary content.

Marketing

Our marketing and sales efforts are divided into several distinct categories:

1)	We work with partners to leverage their sales and marketing channels.
2)	Direct business development and discussions with end use customers by company management; and
3)	Trade shows and international technical, sales and marketing meetings.

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Competition

We have two principal sources of competition. The first comes from large companies such as Siemens, PTC, IBM, GE, Amazon, Google, etc., who all have their efforts in IIoT. However, these large companies are cloud – computing centric and they are trying to move towards edge devices from their present position of being solely cloud computing based. We will be starting in edge computing from day one as opposed to force-fitting a cloud-based solution into the limited computational capability and storage space of an edge device. We believe our systems will be more computationally efficient as compared to a cloud-based solution which requires more computational resources.

The second source of competition is from startups who are in the edge computing space. Examples are FogHorn Systems Inc., Tulip Interfaces, and MachineSense. There will be additional startups that will specifically target the edge computing space as the investor awareness and the technical focus shifts from cloud computing to edge computing. Whereas other startups focus on development of proprietary tools for edge computing, our solutions will use open source tools but will still create proprietary algorithms and software content for clients and customers. We feel this methodology of creating proprietary solutions using open source tools will allow us to rapidly address current and future customer needs.

Government Regulation

At present, we do not require any governmental approvals of any of our products or services.

Environmental Laws

At present, we are not regulated by any environmental laws.

Research and Development

We work with our partners and universities to develop IP; we will further develop this IP in house into products and services.

Other than expenses for legal, accounting, audit, tax preparation, intellectual property (IP), and other overhead expenses such rent, most of our funds are spent on technology development, product development, and research and development.

The efforts in research and development have already resulted in significant customer interest in various market verticals including industrial, automotive, aerospace, agricultural, infrastructure, and power generation.

Intellectual Property

On February 5, 2018, we entered into a Non-Exclusive Patent License Agreement with MIT. The agreement, which was effective February 1, 2018, granted to us a royalty-bearing non-exclusive license under U.S. Patent Nos. 8344724 (“Non-Intrusive Monitoring of Power and Other Parameters” issued January 1, 2013), 14/263407 (“Non-Intrusive Monitoring” filed April 28, 2014), and Patent Cooperation Treaty Serial No. PCT/US2016/057165 (“Noncontact Power Sensing” filed October 14, 2016) during the term of the agreement. The term of the agreement was from the effective date until the expiration or abandonment of all issued patents and filed patent applications licensed pursuant to the agreement, unless terminated earlier in accordance with the agreement.

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Under the agreement, we were required to make a first commercial sale of a “LICENSED PRODUCT” and/or a first commercial performance of a “LICENSED PROCESS,” as defined in the agreement, on or before September 30, 2018. We had negotiated revenue targets with MIT which would determine annual royalty payments. The 2018 minimum revenue target for the sale of products and services incorporating the MIT technology was $100,000. This minimum revenue amount would increase in subsequent years.

Within 30 days of invoicing, a non-refundable license issue fee of $10,000 was paid by us to MIT. Pursuant to the agreement, we were required to pay to MIT additional patent maintenance fees in years beyond 2018.

Pursuant to the agreement, we were required to pay to MIT a running royalty of 2% of “NET SALES,” as defined in the agreement made in the calendar years 2018, 2019, and 2020. For “NET SALES” made in the calendar year 2021 and every calendar year thereafter through the term of the agreement, we were required to pay to MIT a running royalty of 4%.

On October 31, 2018, we sent written notice of our intent to terminate the agreement with an effective date of termination of April 30, 2019. Since none of the technology licensed to us by MIT had been used by us in any of our products and we had been investing in the development of our own intellectual property, we determined the technology that was licensed from MIT wasn’t necessary in the near term. Due to this, the written notice sent by us expressed a desire by our management to renegotiate the terms of the agreement with MIT.

MIT declined to renegotiate the terms of the agreement and, on December 6, 2018, we received a notice of termination from MIT due to non-payment of fees. As of December 6, 2018, the agreement was terminated, fees are no longer accruing, interest is accruing and $76,284 in fees owed to MIT are still owing as of the date of this Prospectus. Despite the termination of the Agreement, we remain active with MIT as a member of the MIT Startup Exchange (STEX). The purpose of STEX is to promote collaboration and partnerships between MIT-connected startups and members of MIT’s Industrial Liaison Program. We remain open to future mutually acceptable agreements with MIT.

Market Information

Our common stock is quoted on the OTC Pink under the symbol “ITOX.” The table below sets forth for the periods indicated the quarterly high and low bid prices as reported by OTC Markets. Limited trading volume has occurred during these periods. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

	Quarter	High	Low
FISCAL YEAR ENDING DECEMBER 31, 2023	First	$0.0087	$0.0013

	Quarter	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2022	First	$0.0195	$0.0049
	Second	$0.0219	$0.005
	Third	$0.0071	$0.0031
	Fourth	$0.0048	$0.0018

	Quarter	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2021	First	$0.045	$0.0062
	Second	$0.024	$0.0119
	Third	$0.0249	$0.011
	Fourth	$0.0168	$0.0032

Our common stock is considered to be penny stock under rules promulgated by the SEC. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a penny stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

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Holders

As of the close of business on April 21, 2023, we had approximately 153 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. We have appointed IssuerDirect, 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117, to act as transfer agent for the common stock.

Dividends

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our Board of Directors deems relevant.

We are obligated to pay dividends to certain holders of our preferred stock which we pay out of legally available funds from time to time or reach arrangements with our holders of preferred stock to convert limited quantities of preferred stock at favorable conversion prices in lieu of dividend payments.

Rule 10B-18 Transactions

During the year ended December 31, 2022, there were no repurchases of the Company’s common stock by the Company.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contain certain forward-looking statements. Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events; are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed above and in “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements

Basis of Presentation

The financial information presented below and the following Management Discussion and Analysis of the Consolidated Financial Condition, Results of Operations, Stockholders’ Equity and Cash Flow for the periods ended December 31, 2022 and 2021 gives effect to our acquisition of OXYS Corporation (“OXYS”) on July 28, 2017. In accordance with the accounting reporting requirements for the recapitalization related to the “reverse merger” of OXYS, the financial statements for OXYS have been adjusted to reflect the change in the shares outstanding and the par value of the common stock of OXYS. Additionally, all intercompany transactions between the Company and OXYS have been eliminated.

Forward-Looking Statements

Statements in this management’s discussion and analysis of financial condition and results of operations contain certain forward-looking statements. To the extent that such statements are not recitations of historical fact, such statements constitute forward looking statements which, by definition involve risks and uncertainties. Where in any forward-looking statements, if we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished.

Factors that may cause differences between actual results and those contemplated by forward-looking statements include those discussed in “Risk Factors” and are not limited to the following:

•	the unprecedented impact of COVID-19 pandemic on our business, customers, employees, subcontractors and supply chain, consultants, service providers, stockholders, investors and other stakeholders;
•	the impact of conflict between the Russian Federation and Ukraine on our operations;
•	geo-political events, such as the crisis in Ukraine, government responses to such events and the related impact on the economy both nationally and internationally;
•	general market and economic conditions;
•	our ability to maintain and grow our business with our current customers;
•	our ability to meet the volume and service requirements of our customers;
•	industry consolidation, including acquisitions by us or our competitors;
•	capacity utilization and the efficiency of manufacturing operations;
•	success in developing new products;

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•	timing of our new product introductions;
•	new product introductions by competitors;
•	the ability of competitors to more fully leverage low-cost geographies for manufacturing or distribution;
•	product pricing, including the impact of currency exchange rates;
•	effectiveness of sales and marketing resources and strategies;
•	adequate manufacturing capacity and supply of components and materials;
•	strategic relationships with our suppliers;
•	product quality and performance;
•	protection of our products and brand by effective use of intellectual property laws;
•	the financial strength of our competitors;
•	the outcome of any future litigation or commercial dispute;
•	barriers to entry imposed by competitors with significant market power in new markets;
•	government actions throughout the world; and
•	our ability to service secured debt, when due.

You should not rely on forward-looking statements in this document. This management’s discussion contains forward looking statements that involve risks and uncertainties. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these statements, which apply only as of the date of this document. Our actual results could differ materially from those anticipated in these forward-looking statements.

Critical Accounting Policies

The following discussions are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. These financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States.

The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingencies. We continually evaluate the accounting policies and estimates used to prepare the financial statements. We base our estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by management.

Trends and Uncertainties

On July 28, 2017, we closed the reverse acquisition transaction under the Securities Exchange Agreement dated March 16, 2017, as reported in our Current Report on Form 8-K filed with the Commission on August 3, 2017. Following the closing, our business has been that of OXYS, Inc. and HereLab, Inc., our wholly owned subsidiaries. Our operations have varied significantly following the closing since, prior to that time, we were an inactive shell company.

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Impact of COVID-19

During the year 2020, the effects of a new coronavirus (“COVID-19”) and related actions to attempt to control its spread began to impact our business. The impact of COVID-19 on our operating results for the year ended December 31, 2020 was limited, in all material respects, due to the government mandated numerous measures, including closures of businesses, limitations on movements of individuals and goods, and the imposition of other restrictive measures, in its efforts to mitigate the spread of COVID-19 within the country.

On March 11, 2020, the World Health Organization designated COVID-19 as a global pandemic. Governments around the world have mandated, and continue to introduce, orders to slow the transmission of the virus, including but not limited to shelter-in-place orders, quarantines, significant restrictions on travel, as well as work restrictions that prohibit many employees from going to work. Uncertainty with respect to the economic effects of the pandemic has introduced significant volatility in the financial markets.

Historical Background

We were incorporated in the State of New Jersey on October 1, 2003 under the name of Creative Beauty Supply of New Jersey Corporation and subsequently changed our name to Gotham Capital Holdings, Inc. on May 18, 2015. We commenced operations in the beauty supply industry as of January 1, 2004. On November 30, 2007, our Board of Directors approved a plan to dispose of our wholesale and retail beauty supply business. From January 1, 2009 until July 28, 2017, we had no operations and were a shell company.

On March 16, 2017, our Board of Directors adopted resolutions, which were approved by shareholders holding a majority of our outstanding shares, to change our name to “IIOT-OXYS, Inc.”, to authorize a change of domicile from New Jersey to Nevada, to authorize a 2017 Stock Awards Plan, and to approve the Securities Exchange Agreement (the “OXYS SEA”) between the Company and OXYS Corporation (“OXYS”), a Nevada corporation incorporated on August 4, 2016.

Under the terms of the OXYS SEA we acquired 100% of the issued voting shares of OXYS in exchange for 34,687,244 shares of our Common Stock. We also cancelled 1,500,000 outstanding shares of our Common Stock and changed our management to Mr. DiBiase who also served in management of OXYS. Also, one of our principal shareholders entered into a consulting agreement with OXYS to provide consulting services during the transition. The OXYS SEA was effective on July 28, 2017, and our name was changed to “IIOT-OXYS, Inc.” at that time. Effective October 26, 2017, our domicile was changed from New Jersey to Nevada.

At the present time, we have two, wholly-owned subsidiaries which are OXYS Corporation and HereLab, Inc. (an entity immaterial to our operations), through which our operations are conducted.

General Overview

IIOT-OXYS, Inc., a Nevada corporation (the “Company”), and OXYS, were originally established for the purposes of designing, building, testing, and selling Edge Computing systems for the Industrial Internet. Both companies were, and presently are, early-stage technology startups that are largely pre-revenue in their development phase. HereLab is also an early-stage technology development company. We received our first revenues in the last quarter of 2017, continued to realize revenues until 2020 when the pandemic hit, and we realized nominal revenues through 2021.

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We develop hardware, software and algorithms that monitor, measure and predict conditions for energy, structural, agricultural and medical applications. We use domain-specific Artificial Intelligence to solve industrial and environmental challenges. Our engineered solutions focus on common sense approaches to machine learning, algorithm development and hardware and software products.

We use off the shelf components, with reconfigurable hardware architecture that adapts to a wide range of customer needs and applications. We use open-source software tools, while still creating proprietary content for customers, thereby reducing software development time and cost. The software works with the hardware to collect data from the equipment or structure that is being monitored.

We focus on developing insights. We develop algorithms that help our customers create insights from vast data streams. The data collected is analyzed and reports are created for the customer. From these insights, the customer can act to improve their process, product or structure.

Results of Operations for the Year Ended December 31, 2022 compared to the year ended December 31, 2021

For the year ended December 31, 2022, we earned revenues of $88,904 and incurred related cost of sales of $10,499. Our operating expenses were $733,071 which included professional fees of $268,837, payroll costs of $373,774, amortization of intangible assets of $49,500, and general and administrative expenses of $40,960. We recorded net other expenses of $369,560 consisting of recording loss on derivatives of $200,519, interest expense of $377,138 offset by gain on change in fair market value of derivative liability of $190,462 and interest income on note receivable of $17,634. We also recorded $52,654 as preferred stock dividend on convertible preferred stock for the year ended December 31, 2022. As a result, we incurred a net loss of $1,076,881 for the year ended December 31, 2022.

Comparatively, for the year ended December 31, 2021, we earned revenues of $11,280 and incurred related cost of sales of $2,040. Our Operating expenses were $889,141 which included professional fees of $508,153, payroll costs of $301,707, amortization of intangible assets of $49,771, and general and administrative expenses of $29,510. We recorded net other expenses of $161,333, consisting of interest expense of $430,999 on notes payable due to amortization of debt discount and interest payable on notes payable, offset by gain on change in the fair market value of derivative liability of $102,966, gain on extinguishment of debt of $120,000, other income of $46,700 consisting of forgiveness of PPP Loan of $36,700 and EIDL advance of $10,000, We also recorded $22,320 as preferred stock dividend on convertible preferred stock for the year ended December 31, 2021. As a result, we incurred a net loss of $1,063,554 for the year ended December 31, 2021.

During the current and prior period, we did not record an income tax benefit due to the uncertainty associated with the Company’s ability to utilize the deferred tax assets.

Year over Year (YoY) revenue increased significantly in 2022 over 2021, by 7.9X (688% increase). This YoY growth was anticipated by our leadership team in our 2021 Annual Report on Form 10-K, and we’re pleased to deliver this growth for our shareholders. We had a strong finish to 2022, with fourth quarter revenue exceeding that in the third quarter, also as promised. It marked three consecutive quarters of quarter-over-quarter revenue growth. While our Quarterly Report on Form 10-Q for the period ended September 30, 2022 disclosed risks of ongoing concerns (and those concerns still exist), there are several factors that led to this strong growth in 2022 which are as follows:

-	Our DOT Bridge Monitoring contract: We were awarded a six-figure sub-contract from a major northeast state's DOT for bridge monitoring, in addition to the extension that was given on the previous contract. This enabled us to deliver consistent revenue beginning in the second quarter, continuing through the remainder of the year, and will continue through June of 2023. We believe this substantiates the strength of our Structural Health Monitoring (SHM) solutions and bolsters our ability to gain new business in this vertical with both current and new customers.

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-	Our continued focus on our Smart Manufacturing vertical enabled us to secure a CNC Proof of Concept (POC) contract in December 2022. The POC successfully kicked off in January 2023.

-	Our partnership with the Canadian Indoor Air Quality Sensor and IIoT Platform company, Aretas Sensor Networks, with whom we entered into an NDA in the first quarter, progressed well through the year. In addition to the initial collaborative agreement signed in the first quarter, we signed an algorithm development contract in the second quarter and recorded revenue from that contract in the third quarter. We also signed a co-marketing and co-selling agreement with Aretas in the third quarter and began selling in the fourth quarter of 2022.

-	We secured and retained key talent. The full time Machine Learning Engineer, hired in the first quarter, expanded our focus on the Artificial Intelligence (AI) and Machine Learning (ML) aspects of our business. Our CEO, Cliff Emmons, and COO, Karen McNemar, both renewed their employment contracts in June, ensuring stable experienced leadership focused on long-term growth.

These accomplishments are proof that our successful pilots in our key industry verticals have resulted in new business and will continue to do so in 2023 and beyond. Also, the strength of the Aingura IIoT, S.G. collaboration agreement has bolstered financial stability, added talent breadth and depth, and provides complimentary industry segment experience. Furthermore, liquidity of our stock has attracted funding that gives us access to additional capital. This capital will enable the funding of business development, staff augmentation, and inorganic growth opportunities.

It is anticipated that 2023 YoY revenue growth will meet or exceed that of 2022. This is due to these aforementioned reasons: the strength of the Aingura IIoT, S.G. collaboration, successful pilots in all three of our key target industries, use cases and marketing collateral from the pilots’ data and algorithms, experienced leadership, savvy technological talent, and operational execution excellence. Our continued focus on high potential growth markets, has yielded numerous prospects for future growth. Furthermore, the strength of our target markets continues, the global smart manufacturing (also known as Industry 4.0) was $97.6 B USD in 2022 and will reach $228.3 B USD by 2027 (CAGR 18.5%);1 the worldwide Structural Health Monitoring (SHM) industry was $2.0 billion USD in 2021 and will reach $4.0 billion USD by 2027 (CAGR of 14.6%).2 Through our collaborations with Aretas Sensor Networks, we have access to a third market, Indoor Air Quality Monitors, which was estimated at $3.7 billion USD in 2020 and projected to reach $6.4 billion USD in 2027, growing at 8.2% CAGR.3 We believe our strengths in these markets will yield breakthroughs in additional new contracts with current customers, as well as new customers in all targeted industry segments. By combining the resulting organic growth with strong strategic partnerships, we believe these revenue goals are achievable.

Liquidity and Capital Resources for the Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021

At December 31, 2022, we had a cash balance of $33,336, which represents a $13,485 decrease from the $46,821 cash balance at December 31, 2021. This decrease was primarily as a result of net cash used in operating activities of $657,009, cash paid for note receivable of $200,000, and cash received from convertible notes payable of $545,924 and cash received from the sale of Series B Preferred Stock of $297,600. Our working capital deficit at December 31, 2022 was $1,606,828, as compared to a working capital deficit of $1,108,786 at December 31, 2021, respectively.

For the year ended December 31, 2022, we incurred a net loss of $1,076,881. Net cash flows used in operating activities was $657,009 for the year ended December 31, 2022.

For the year ended December 31, 2021, we incurred a net loss of $1,063,554. Net cash flows used in operating activities was $628,103 for the year ended December 31, 2021.

For the year ended December 31, 2022, cash used in investing activities was $200,000 payment towards a note receivable.

1 https://www.marketsandmarkets.com/Enquiry_Before_BuyingNew.asp?id=105448439&utm_source=SE-NA&utm_medium=Email

2 https://www.marketsandmarkets.com/Market-Reports/structural-health-monitoring-market-101431220.html

3 https://www.reportlinker.com/p05957040/Global-Indoor-Air-Quality-Monitors-Industry.html

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For the year ended December 31, 2022, net cash flows provided by financing activities were $843,534, consisting of cash received from the issuance of Convertible Notes payable of $545,924 and cash proceeds from sale of Series B Preferred Stock of $297,600, respectively.

For the year ended December 31, 2021, net cash flows provided by financing activities were $571,850, consisting of cash received from the issuance of Convertible Notes payable of $470,850 and cash proceeds from sale of Series B Preferred Stock of $101,000, respectively.

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern. As shown in the accompanying financial statements, we have incurred net loss from operations of $1,076,881 for the year ended December 31, 2022, and net loss of $1,063,554 for the year ended December 31, 2021, and have an accumulated deficit of $9,307,137 as of December 31, 2022, which raises substantial doubt about our ability to continue as a going concern.

Recently Issued Accounting Standards

In December 2019, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) ASU No. 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

Effective January 1, 2022, we early adopted ASU 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” using the modified retrospective method of adoption. ASU 2020-06 simplifies the accounting for convertible instruments by removing certain separation models in Subtopic 470- 20, Debt—Debt with Conversion and Other Options, for convertible instruments. Under ASU 2020-06, the embedded conversion features no longer are separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost as long as no other features require bifurcation and recognition as derivatives. By removing those separation models, the interest rate of convertible debt instruments typically will be closer to the coupon interest rate when applying the guidance in Topic 835, Interest. We now account for our Convertible Notes as single liabilities measured at amortized cost.

Other accounting standards that have been issued or proposed by FASB and do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. Management does not believe that any other recently issued, but not yet effective, accounting standard if currently adopted would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our consolidated financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity capital expenditures or capital resources.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Current Management

The following table sets forth information concerning our directors and executive officers:

Name	Position	Age
Executive Officers:
Clifford L. Emmons	Chief Executive Officer, President, and Interim Chief Technical Officer	61
Karen McNemar	Chief Operating Officer and Interim Chief Financial Officer	54

Directors:
Clifford L. Emmons	Director	61
Vidhyadhar Mitta	Director	51

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Business Experience of Executive Officers and Directors

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Clifford L. Emmons: Mr. Emmons has served as our Chief Executive Officer, President, and director since June 4, 2018 and as our Interim Chief Technology Officer since June 2, 2022. From 1995 to 2017, Mr. Emmons worked for Medtronic, a global leader in medical technology, services, and solutions, where he served in various capacities including several Vice President and Director positions. Mr. Emmons is also the founder of AHI, LLC, a consultancy firm. Mr. Emmons received an Executive Certificate in Strategy & Innovation from MIT, a Master’s of Science in Management Engineering from the University of Bridgeport, a Bachelor of Science in Electrical Engineering from the University of New Haven, and a Bachelor of Science in Mechanical Engineering from the University of Connecticut.

Karen McNemar: Ms. McNemar has served as our Chief Operating Officer since September 20, 2018 and as our Interim Chief Financial Officer since June 2, 2022. From 1998 until August 2017, Ms. McNemar served in many capacities for Medtronic which included as a Senior Director of R&D Operations. Ms. McNemar is a collaborative strategic global business leader with extensive experience in New Product Development and Operations, building strong and effective diverse teams across organizations at all levels. Ms. McNemar is also a trusted advisor, recognized for successful process and program management, with a focus on leading complex initiatives and analyzing data and processes to identify solutions to increase organizational productivity and performance. Ms. McNemar received her Bachelor of Science in Industrial Engineering and Operations Research.

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Vidhyadhar Mitta: Mr. Mitta has served as a director of the Company since the closing of the reverse acquisition on July 28, 2017. Mr. Mitta has also served as a director of OXYS since its inception on August 4, 2016. Since 2000, he has been the founder and President of Synergic Solutions Inc., a software development company that designs custom software for a variety of industries including radio-medicine and associate allied health fields. In his position as President, Mr. Mitta has responsibility for all aspects of Synergic Solutions including technical program guidance, employee supervision, business development, and profit and loss responsibility. Mr. Mitta received a BS in Information Science & Technology from BMS College of Engineering in 1995.

Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers, and none of these persons has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

We currently have not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

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MANAGEMENT COMPENSATION

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the following named executive officers for all services rendered in all capacities to our company and its subsidiaries for the years ended December 31, 2022 and 2021.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Stock Awards ($)	Total ($)
Clifford Emmons(1)	2022	100,000(2)	0	100,000
	2021	38,366(3)	450,000(4)	488,366
Karen McNemar(5)	2022	100,000(6)	0	100,000
	2021	124,813(7)	360,000(8)	484,813

________________________

(1)	Mr. Emmons was appointed as our CEO, President, and interim CFO on June 4, 2018.
(2)	As of December 31, 2022, Mr. Emmons was owed $139,575 in accrued and unpaid consulting fees and $2,849 in reimbursable expenses.
(3)	As of December 31, 2021, Mr. Emmons was owed $145,844 in accrued and unpaid consulting fees and $0 in reimbursable expenses.
(4)	On June 4, 2021, 1,500,000 shares of Common Stock previously granted to Mr. Emmons vested.
(5)	Ms. McNemar was appointed as our COO effective as of September 20, 2018.
(6)	As of December 31, 2022, Ms. McNemar was owed $134,849 in accrued and unpaid consulting fees.
(7)	As of December 31, 2021, Ms. McNemar was owed $121,092 in accrued and unpaid consulting fees.
(8)	On October 1, 2021, 1,200,000 shares of Common Stock previously granted to Ms. McNemar vested.

Emmons Consulting Agreement

On March 11, 2019, the Company’s Board of Directors (with Mr. Emmons abstaining) approved the Consulting Agreement dated effective June 4, 2018 with Clifford Emmons, the Company’s Chief Executive Officer, Interim Chief Financial Officer, and director (the “Emmons Agreement”). The term of the Emmons Agreement is for three years beginning as of the effective date, unless terminated earlier pursuant to the agreement and is automatically renewable for one-year terms upon the consent of the parties. The services to be provided by Mr. Emmons pursuant to the Emmons Agreement are those customary for the positions in which he is serving.

Mr. Emmons shall receive a monthly fee of $15,000 which accrues unless converted into shares of Common Stock of the Company at a conversion rate specified in the Emmons Agreement. Until the Company closes a minimum $500,000 capital raise, the monthly fee accrues and, upon the closing of such a capital raise, $5,000 of the monthly fee will be paid to Mr. Emmons in cash and the remainder will continue to accrue. Upon the closing of a capital raise of at least $2,000,000, the entire monthly fee will be paid to Mr. Emmons in cash and all accrued and unpaid monthly fees will be paid by the Company within one year of the closing of such a capital raise.

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As of the effective date, the Company shall issue to Mr. Emmons an aggregate of 3,060,000 shares of the Company’s Common Stock which vest as follows:

1.	560,000 shares on the first-year anniversary of the effective date;
2.	1,000,000 shares on the second-year anniversary of the effective date; and
3.	1,500,000 shares on the third-year anniversary of the effective date.

The shares are granted under the 2019 Plan. Vesting of the shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the Emmons Agreement) or the listing of the Company’s Common Stock on a senior exchange.

On June 12, 2020, the Company entered into an amendment effective January 1, 2020 (the “Emmons Amendment”) to the Emmons Agreement, pursuant to which, Sections 7(a) and 7(b) of the Emmons Agreement were amended to read as follows:

Fees. From January 1, 2020 until April 23, 2020, the Consultant shall be paid an hourly wage of $12.75 per hour for Services performed. From April 24, 2020 onward, the Consultant shall be paid an hourly wage of $48.08 an hour for Services performed (the “Fees”). Fees may accrue at the discretion of management.

Conversion of Accrued and Unpaid Fees. At any time, the Consultant shall have the right to convert any accrued and unpaid Fees into shares of Common Stock of the Company (the “Conversion Shares”). The conversion price shall equal 90% multiplied by the Market Price (as defined herein) (representing a discount rate of 10%) (the “Conversion Price”). “Market Price” means the average of the Trading Prices (as defined below) for the shares of Common Stock of the Company during the thirty (30) day period ending on the latest complete trading day prior to the Conversion Date. “Trading Price” and “Trading Prices” means, for any security as of any date, the closing trade price of the Company’s Common Stock on the OTC Pink, OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Consultant or, if the OTC Pink is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. “Conversion Date” shall mean the date of receipt by the Company of the completed and executed Notice of Conversion, the form of which is attached hereto as Exhibit A.

Pursuant to the Emmons Amendment, Section 11 was also eliminated from the Emmons Agreement.

On June 4, 2021, the Emmons Agreement terminated pursuant to its terms.

Emmons Employment Contract

On June 2, 2022, the Board of Directors (with Mr. Emmons abstaining) approved the Employment Contract dated effective April 1, 2022 with Mr. Emmons (the “Emmons Contract”). The term of the Emmons Contract is from the effective date until the Emmons Contract is terminated pursuant to its terms. The services to be provided by Mr. Emmons pursuant to the Emmons Contract are those customary for the positions in which he is serving.

Pursuant to the Emmons Contract, Mr. Emmons shall receive an annual salary of $100,000 which accrues unless converted into shares of Common Stock of the Company at a conversion rate specified in the Emmons Contract. If the Company reaches $1,000,000 in cumulative sales over a 12-month period, the annual salary will increase to $150,000, commencing the following month. If the Company reaches $5,000,000 in cumulative sales over a 12-month period, the annual salary will increase to $200,000, commencing the following month.

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As of the effective date, the Company will award to Mr. Emmons an aggregate of 7,000,000 shares of the Company’s Common Stock which will vest as follows (the “Emmons Contract Shares”):

1.	1,500,000 shares on the first-year anniversary of the effective date;
2.	2,500,000 shares on the second-year anniversary of the effective date; and
3.	3,000,000 shares on the third-year anniversary of the effective date.

The Emmons Contract Shares are awarded under the 2022 Plan. Vesting of the Emmons Contract Shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the Emmons Contract) or the listing of the Company’s Common Stock on a senior exchange.

McNemar Consulting Agreement

On March 11, 2019, the Company’s Board of Directors approved the Consulting Agreement dated effective October 1, 2018 with Karen McNemar, the Company’s Chief Operating Officer (the “McNemar Agreement”). The term of the McNemar Agreement is for three years beginning as of the effective date, unless terminated earlier pursuant to the agreement and is automatically renewable for one-year terms upon the consent of the parties. The services to be provided by Ms. McNemar pursuant to the McNemar Agreement are those customary for the position in which she is serving.

Ms. McNemar shall receive a monthly fee of $12,750 which accrues unless converted into shares of Common Stock of the Company at a conversion rate specified in the McNemar Agreement. Until the Company closes a minimum $500,000 capital raise, the monthly fee accrues and, upon the closing of such a capital raise, $4,250 of the monthly fee will be paid to Ms. McNemar in cash and the remainder will continue to accrue. Upon the closing of a capital raise of at least $2,000,000, the entire monthly fee will be paid to Ms. McNemar in cash and all accrued and unpaid monthly fees will be paid by the Company within one year of the closing of such a capital raise.

As of the effective date, the Company shall issue to Ms. McNemar an aggregate of 2,409,000 shares of the Company’s Common Stock which vest as follows:

1.	409,000 shares on the first-year anniversary of the effective date;
2.	800,000 shares on the second-year anniversary of the effective date; and
3.	1,200,000 shares on the third-year anniversary of the effective date.

The shares are granted under the 2017 Stock Incentive Plan. Vesting of the shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the McNemar Agreement) or the listing of the Company’s Common Stock on a senior exchange.

On June 12, 2020, the Company entered into an amendment effective January 1, 2020 (the “McNemar Amendment”) to the McNemar Agreement, pursuant to which, Sections 7(a) and 7(b) of the McNemar Agreement were amended to read as follows:

Fees. From January 1, 2020 until April 23, 2020, the Consultant shall be paid an hourly wage of $12.75 per hour for Services performed. From April 24, 2020 onward, the Consultant shall be paid an hourly wage of $48.08 an hour for Services performed (the “Fees”). Fees may accrue at the discretion of management.

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Conversion of Accrued and Unpaid Fees. At any time, the Consultant shall have the right to convert any accrued and unpaid Fees into shares of Common Stock of the Company (the “Conversion Shares”). The conversion price shall equal 90% multiplied by the Market Price (as defined herein) (representing a discount rate of 10%) (the “Conversion Price”). “Market Price” means the average of the Trading Prices (as defined below) for the shares of Common Stock of the Company during the thirty (30) day period ending on the latest complete trading day prior to the Conversion Date. “Trading Price” and “Trading Prices” means, for any security as of any date, the closing trade price of the Company’s Common Stock on the OTC Pink, OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Consultant or, if the OTC Pink is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. “Conversion Date” shall mean the date of receipt by the Company of the completed and executed Notice of Conversion, the form of which is attached hereto as Exhibit A.

Pursuant to the McNemar Amendment, Section 11 was also eliminated from the McNemar Agreement.

On October 1, 2021, the McNemar Agreement terminated pursuant to its terms.

McNemar Employment Contract

On June 2, 2022, the Board of Directors of Company approved the Employment Contract dated effective April 1, 2022 with Ms. McNemar (the “McNemar Contract”). The term of the McNemar Contract is from the effective date until the McNemar Contract is terminated pursuant to its terms. The services to be provided by Ms. McNemar pursuant to the McNemar Contract are those customary for the positions in which she is serving.

Pursuant to the McNemar Contract, Ms. McNemar shall receive an annual salary of $100,000 which accrues unless converted into shares of Common Stock of the Company at a conversion rate specified in the McNemar Contract. If the Company reaches $1,000,000 in cumulative sales over a 12-month period, the annual salary will increase to $150,000, commencing the following month. If the Company reaches $5,000,000 in cumulative sales over a 12-month period, the annual salary will increase to $200,000, commencing the following month.

As of the effective date, the Company will award to Ms. McNemar an aggregate of 7,000,000 shares of the Company’s Common Stock which will vest as follows (the “McNemar Contract Shares”):

1.	1,500,000 shares on the first-year anniversary of the effective date;
2.	2,500,000 shares on the second-year anniversary of the effective date; and
3.	3,000,000 shares on the third-year anniversary of the effective date.

The McNemar Contract Shares are awarded under the 2022 Plan. Vesting of the McNemar Contract Shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the McNemar Contract) or the listing of the Company’s Common Stock on a senior exchange.

Debt Forgiveness Agreements

On June 11, 2020, the Company entered into Debt Forgiveness Agreements with Mr. Emmons and Ms. McNemar, pursuant to which:

•	Mr. Emmons forgave $185,000 of accrued and unpaid consulting fees owed to him pursuant to his consulting agreement with the Company; and

•	Ms. McNemar forgave $103,250 of accrued and unpaid consulting fees owed to her pursuant to her current and previous consulting agreement with the Company.

55

Share Exchange Agreements

As of November 9, 2020, we entered into a Share Exchange Agreements (the “Exchange Agreements”) with Mr. Emmons, Vidhyadhar Mitta, our director, and Ms. McNemar pursuant to which:

•	we agreed to sell Mr. Emmons 7,800 shares of Series A Preferred Stock (as defined below) in exchange for 780,000 unissued, vested shares of our Common Stock;

•	we agreed to sell Mr. Mitta 12,000 shares of Series A Preferred in exchange for 1,000,000 unissued, awarded shares of our Common Stock and $168 in accrued and unpaid interest pursuant to a note issued to Mr. Mitta; and

•	we agreed to sell Ms. McNemar 6,045 shares of Series A Preferred Stock in exchange for 604,500 unissued, vested shares of our Common Stock.

Equity Awards

The following table provides information on stock and option awards held by the named executive officers as of December 31, 2022:

Stock Awards				Market Value of
		Number of Shares		Shares of Units of
		or Units of Stock that		Stock that Have Not
	Grant	Have Not Vested		Vested
Name	Date	(#)		($)
Clifford L. Emmons	6/2/22	7,000,000	(1)	65,800
Karen McNemar	6/2/22	7,000,000	(1)	65,800

(1)	1,500,000 shares on the first-year anniversary of the grant date; 2,500,000 shares on the second-year anniversary of the grant date; and 3,000,000 shares on the third-year anniversary of the grant date

Compensation of Directors

Besides Mr. Emmons’ compensation (whose compensation is disclosed above), no compensation was awarded to, earned by, or paid to any remaining directors for services rendered in all capacities to our Company and its subsidiaries for the year ended December 31, 2022.

56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes thereto sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) named executive officers, executive officers, and directors of the Company as a group as of March 30, 2023. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 401,865,786 shares of common stock outstanding. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this report, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of our named executive officers and directors in the following tables is: 705 Cambridge Street, Cambridge, MA 02141.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (1)
Named Executive Officers and Directors
Clifford Emmons	97,536,982 (2)	19.62%
Karen McNemar	63,226,582 (3)	13.65%
Vidhyadhar Mitta	226,184,343 (4)	36.11%
Executive Officers, Named Executive Officers, and Directors as a Group (3 Persons)	386,947,907	49.42%
5% Beneficial Holders (Not Named Above)
Cambridge MedSpace LLC 705 Cambridge Street Cambridge, MA 02141	83,176,667 (5)	17.15%

______________________

*Less than 1%

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the March 30, 2023.

57

(2)	Includes 13,333 shares issuable upon the exercise of warrants issued to Cambridge MedSpace LLC, an entity of which Mr. Emmons is a 36.36% owner. Also includes 30,229,704 shares issuable upon the conversion of a note issued to Cambridge MedSpace LLC. Includes 64,233,945 shares of Common Stock issuable upon the conversion of $142,424 in accrued and unpaid consulting fees. Lastly, includes 780,000 shares issuable upon the conversion of shares of Series A Preferred Stock owned by Mr. Emmons.

(3)	Includes 60,817,582 shares of Common Stock issuable upon the conversion of $134,849 in accrued and unpaid consulting fees. Also includes 604,500 shares issuable upon the conversion of shares of Series A Preferred Stock owned by Ms. McNemar.

(4)	Includes 1,562,500 shares issuable upon the exercise of warrants. Also includes 221,685,000 shares issuable upon the conversion of a note issued to Mr. Mitta. Lastly, includes 1,200,000 shares issuable upon the conversion of shares of Series A Preferred Stock owned by Mr. Mitta.

(5)	Includes 36,667 shares issuable upon the exercise of warrants issued to Cambridge MedSpace LLC, an entity of which Mr. Emmons is an owner. Also includes 83,140,000 shares issuable upon the conversion of a note issued to Cambridge MedSpace LLC.

The following table sets forth information known to us regarding the beneficial ownership of our Series A Supervoting Preferred Stock as of March 30, 2023.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class
Series A Supervoting Preferred Stock	Vidhyadhar Mitta	12,000	46.43%
	Clifford L. Emmons	7,800	30.18%
	Karen McNemar	6,045	23.39%

The following table sets forth information known to us regarding the beneficial ownership of our Series B Convertible Preferred Stock as of March 30, 2023.

Title of Class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Percent of Class
Series B Convertible Preferred Stock	GHS Investments, LLC	454	100%

58

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For transactions with our executive officers, please see the disclosure under “Item 11. Executive Compensation.” above.

Coufal Amended and Restated Consulting Agreement

On March 11, 2019, the Company’s Board of Directors approved the Amended and Restated Consulting Agreement dated effective April 23, 2018 with Antony Coufal, the Company’s Chief Technology Officer (the “Coufal Agreement”). The term of the Coufal Agreement is for three years beginning as of the effective date, unless terminated earlier pursuant to the agreement and is automatically renewable for one-year terms upon the consent of the parties. The services to be provided by Mr. Coufal pursuant to the Coufal Agreement are those customary for the position in which he is serving.

Mr. Coufal shall receive a monthly fee of $9,375 which accrues unless converted into shares of Common Stock of the Company at a conversion rate specified in the Coufal Agreement. Until the Company closes a minimum $500,000 capital raise, the monthly fee accrues and, upon the closing of such a capital raise, $3,125 of the monthly fee will be paid to Mr. Coufal in cash and the remainder will continue to accrue. Upon the closing of a capital raise of at least $2,000,000, the entire monthly fee will be paid to Mr. Coufal in cash and all accrued and unpaid monthly fees will be paid by the Company within one year of the closing of such a capital raise.

As of the effective date, the Company shall issue to Mr. Coufal an aggregate of 1,800,000 shares of the Company’s Common Stock which vest as follows:

1.	300,000 shares on the first-year anniversary of the effective date;
2.	600,000 shares on the second-year anniversary of the effective date; and
3.	900,000 shares on the third-year anniversary of the effective date.

The shares are granted under the 2017 Stock Incentive Plan. Vesting of the shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the Coufal Agreement) or the listing of the Company’s Common Stock on a senior exchange.

On June 12, 2020, the Company entered into an amendment effective January 1, 2020 (the “Coufal Amendment”) to the Coufal Agreement, pursuant to which, Sections 7(a) and 7(b) of the Coufal Agreement were amended to read as follows:

Fees. From January 1, 2020 until April 23, 2020, the Consultant shall be paid an hourly wage of $12.75 per hour for Services performed. From April 24, 2020 onward, the Consultant shall be paid an hourly wage of $48.08 an hour for Services performed (the “Fees”). Fees may accrue at the discretion of management.

Conversion of Accrued and Unpaid Fees. At any time, the Consultant shall have the right to convert any accrued and unpaid Fees into shares of Common Stock of the Company (the “Conversion Shares”). The conversion price shall equal 90% multiplied by the Market Price (as defined herein) (representing a discount rate of 10%) (the “Conversion Price”). “Market Price” means the average of the Trading Prices (as defined below) for the shares of Common Stock of the Company during the thirty (30) day period ending on the latest complete trading day prior to the Conversion Date. “Trading Price” and “Trading Prices” means, for any security as of any date, the closing trade price of the Company’s Common Stock on the OTC Pink, OTCQB or applicable trading market as reported by a reliable reporting service (“Reporting Service”) designated by the Consultant or, if the OTC Pink is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. “Conversion Date” shall mean the date of receipt by the Company of the completed and executed Notice of Conversion, the form of which is attached hereto as Exhibit A.

59

Pursuant to the Coufal Amendment, Section 11 was also eliminated from the Coufal Agreement.

Coufal Debt Forgiveness Agreement

On June 11, 2020, the Company entered into Debt Forgiveness Agreements with Mr. Coufal pursuant to which Mr. Coufal forgave $82,475 of accrued and unpaid consulting fees owed to him pursuant to his consulting agreement with the Company.

Coufal Termination Agreement

Effective March 31, 2021, the Company entered into a Termination Agreement (the “Termination Agreement”) with Mr. Coufal, pursuant to which Mr. Coufal resigned and from all positions within the Company and any of its subsidiaries. In addition, the Termination Agreement provided for the payment of $11,144.42 in reimbursable expenses and $130,451 in accrued and unpaid consulting fees to Mr. Coufal within five business days of the effective date. The Termination Agreement also provided for the issuance to Mr. Coufal 843,288 shares of the Company’s Common Stock within five business days of the effective date.

Cambridge MedSpace Note

On January 22, 2019, we entered into a Securities Purchase Agreement with Cambridge MedSpace, LLC, a Massachusetts limited liability company for the purchase of a 5% Secured Convertible Note in the principal amount of $55,000. The note was convertible, in whole or in part, into shares of our Common Stock, at any time at a rate of $0.65 per share with fractions rounded up to the nearest whole share, unless paid in cash at our election. The note bears interest at a rate of 5% per annum and interest payments will be made on an annual basis. The original maturity date of the note was January 22, 2020. The note is governed by the SPA and is secured by all our assets (but is not a senior secured note) pursuant to the Security Agreement. In addition to the issuance of the note, we issued to Cambridge MedSpace warrants to purchase one share of our Common Stock for 50% of the number of shares of Common Stock issuable upon conversion of the note. Each warrant was originally immediately exercisable at $0.75 per share and expires on January 22, 2024. The lender is owned by shareholders of the Company, or their affiliates, including Clifford L. Emmons, our Chief Executive Officer, Interim Chief Financial Officer, and director.

On June 12, 2020, the Company entered into Amendment No. 1 to the note with Cambridge MedSpace pursuant to which the note was amended to extend the maturity date to March 1, 2021.

On April 6, 2022, the Company entered into Amendment No. 2 to the note with Cambridge MedSpace pursuant to which the maturity date as extended to March 1, 2024.

Due to adjustments to the conversion price of the note, the conversion price is currently $0.0008.

60

Mitta Note

On August 2, 2019, we entered into a Securities Purchase Agreement with Vidhyadhar Mitta, a director of the Company, for the purchase of a 12% Secured Convertible Note in the principal amount of up to $125,000. The note was originally convertible, in whole or in part, into shares of our Common Stock, at any time at a rate of $0.08 per share with fractions rounded up to the nearest whole share, unless paid in cash at our election. The note bears interest at a rate of 12% per annum and interest payments were originally to be made on a quarterly basis. The note originally matured August 2, 2021. On August 2, 2019, the first closing of the note occurred pursuant to which we received $75,000. On September 6, 2019, the second closing occurred pursuant to which the Company received $25,000. On October 16, 2019, the third closing occurred pursuant to which the Company received $25,000.

The note is governed by the SPA and is secured by all the assets of the Company (but is not a senior secured note) pursuant to the Security Agreement. In addition to the issuance of the note, we issued to the Mr. Mitta warrants to purchase one share our Common Stock for 50% of the number of shares of Common Stock issuable upon conversion of the funds received. Each warrant was originally immediately exercisable at $0.12 per share and expires on August 2, 2024.

On August 2, 2021, the Company entered into Amendment No. 1 to the note with Vidhyadhar Mitta pursuant to which the note was amended to extend the maturity date to August 2, 2022.

Effective August 2, 2022, the Company entered into Amendment No. 1 to the note with Vidhyadhar Mitta pursuant to which the note was amended to extend the maturity date to August 2, 2024.

Due to adjustments to the conversion price of the note, the conversion price is currently $0.0008.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.” Although we have not have adopted the independence standards any national securities exchange to determine the independence of directors, the NYSE MKT LLC provides that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of our board of directors, free of any relationship that would interfere with the exercise of independent judgment. Under this standard, our board of directors has determined that Mr. Mitta would meet this standard, and therefore, would be considered to be independent.

61

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of IIOT-OXYS, Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of IIOT-OXYS, Inc. (the Company) as of December 31, 2022, and 2021, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2022, and the related consolidated notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2022, and 2021 and the results of its consolidated operations and its cash flows for each of the years in the two-year period ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the consolidated financial statements, the Company has incurred net losses since inception and has negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Complex Debt and Equity Transactions

Description of the Matter

As discussed in Note 9, the Company holds Series B Convertible Preferred Stock that qualifies for derivative treatment under ASC 815, Derivatives and Hedging. Management uses the Black Scholes Model to value their derivatives. This model requires management to make assumptions, use judgment, and can be complex.

How We Addressed the Matter in Our Audit

We gained an understanding of management’s processes and methodology to develop the estimates. We reviewed the underlying agreement. We evaluated management’s selection of a valuation method, tested the inputs used in the Black-Scholes calculation by agreeing terms of the underlying agreements and market information to third-party sites, and recalculated the value of the derivatives. We also evaluated the adequacy of the disclosures related to these fair value measurements and related gains and losses.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

April 13, 2023

PCAOB ID: 457

We have served as auditors for the company since 2018.

F-3

IIOT-OXYS, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$33,336	$46,821
Accounts receivable, net	28,941	11,280
Prepaid expenses	7,773	7,773
Total Current Assets	70,050	65,874

Note receivable, net of discount of $4,716 and $0 as of December 31, 2022 and 2021, respectively	195,284	–
Intangible assets, net	248,585	298,085

Total Assets	$513,919	$363,959

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$133,408	$161,171
Accrued liabilities	395,714	247,155
Deferred revenue	31,425	46,425
Unearned interest	5,151	–
Notes payable - current, net of discounts of $0 and $57,148 at December 31, 2022 and 2021, respectively	363,167	233,167
Shares payable to related parties	14,624	–
Salaries payable to related parties	263,516	273,926
Derivative liabilities	469,873	202,616
Total Current Liabilities	1,676,878	1,164,460

Notes payable	104,300	267,152
Due to stockholders	1,000	1,000
Total Liabilities	1,782,178	1,432,612

Commitments and Contingencies (Note 4)

Series B Convertible Preferred Stock, 600 shares designated, $0.001 Par Value, $1,200 stated value; 454 shares and 206 shares issued and outstanding at December 31, 2022 and 2021, respectively. Liquidation preference $544,800 and $247,200 as of December 31, 2022 and 2021, respectively	544,800	247,200

Stockholders' Equity (Deficit)
Series A Preferred Stock, $0.001 par value, 10,000,000 Shares authorized; 25,845 shares issued and outstanding at December 31, 2022 and 2021, respectively	26	26
Common Stock $0.001 Par Value, 1,000,000,000 shares authorized; 352,174,583 shares and 220,254,395 shares issued and outstanding at December 31, 2022 and 2020, respectively	352,175	220,255
Additional paid in capital	7,141,877	7,008,098
Accumulated deficit	(9,307,137)	(8,544,232)
Total Stockholders' Equity (Deficit)	(1,813,059)	(1,315,853)

Total Liabilities and Stockholders' Equity (Deficit)	$513,919	$363,959

The accompanying notes are an integral part of these consolidated financial statements.

F-4

IIOT-OXYS, Inc. and Subsidiaries

Consolidated Statements of Operations

	For The Years Ended December 31,
	2022	2021
Revenues	$88,904	$11,280

Cost of Sales	10,499	2,040

Gross Profit	78,405	9,240

Operating Expenses
General and administrative	683,571	839,370
Amortization of intangible assets	49,500	49,771
Total Operating Expenses	733,071	889,141

Other Income (Expense)
Gain (Loss) on change in FMV of derivative liability	190,462	102,966
Loss on derivative	(200,519)	–
Gain (loss) on extinguishment of debt	–	120,000
Interest income	17,634	–
Interest expense	(377,138)	(430,999)
Other income	–	46,700
Total Other Income (Expense)	(369,561)	(161,333)

Net Loss Before Income Taxes	(1,024,227)	(1,041,234)

Provision for Income Tax	–	–

Net Loss	$(1,024,227)	$(1,041,234)

Convertible Preferred Stock Dividend	(52,654)	(22,320)

Net Loss Attributable to Common Stockholders	$(1,076,881)	$(1,063,554)

Net Loss Per Share Attributable to Common Stockholders - Basic and Diluted	$(0.00)	$(0.01)

Weighted Average Shares Outstanding Attributable to Common Stockholders - Basic and Diluted	273,238,664	195,264,873

The accompanying notes are an integral part of these consolidated financial statements.

F-5

IIOT-OXYS, Inc. and Subsidiaries

Consolidated Statements of Stockholders' Equity (Deficit)

For the Years Ended December 31, 2022 and 2021

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance - December 31, 2020	25,845	$26	145,110,129	$145,111	$4,794,261	$(7,480,678)	$(2,541,280)
Common stock issued for conversion of convertible note payable	–	–	32,350,978	32,351	291,169	–	323,520
Common stock sold for cash	–	–	35,500,000	35,500	497,000	–	532,500
Common stock issued for extension of notes payable	–	–	1,250,000	1,250	9,875	–	11,125
Common stock issued for financing commitment	–	–	1,800,000	1,800	(1,800)	–	–
Beneficial conversion feature discount on notes payable	–	–	–	–	360,000	–	360,000
Commission paid for raising capital	–	–	–	–	(11,650)	–	(11,650)
Common stock issued for accrued compensation	–	–	3,693,288	3,693	1,061,093	–	1,064,786
Common stock issued for services	–	–	550,000	550	8,150	–	8,700
Net loss	–	–	–	–	–	(1,063,554)	(1,063,554)
Balance - December 31, 2021	25,845	$26	220,254,395	$220,255	$7,008,098	$(8,544,232)	$(1,315,853)
Common stock issued for conversion of convertible note payable	–	–	11,250,000	11,250	78,750	–	90,000
Common stock issued for financing commitment	–	–	120,570,188	120,570	436,495	–	557,065
Sales commissions paid on capital raise	–	–	–	–	(11,141)	–	(11,141)
Common stock issued for services	–	–	100,000	100	800	–	900
Beneficial Conversion Feature Associated with Discounts	–	–	–	–	(371,125)	313,976	(57,149)
Net loss	–	–	–	–	–	(1,076,881)	(1,076,881)
Balance - December 31, 2022	25,845	$26	352,174,583	$352,175	$7,141,877	$(9,307,137)	$(1,813,059)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

IIOT-OXYS, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	For The Years Ended December 31,
	2022	2021
Cash Flows From Operating Activities
Net loss	$(1,076,881)	$(1,063,554)
Adjustments to reconcile net loss to net cash (used) by operating activities
Stock compensation expense for services	900	–
Discount on note receivable	4,716	–
Forgiveness of PPP Loan	–	(36,700)
Debt discount on notes payable	–	(129,380)
Amortization of beneficial conversion feature	–	360,000
Amortization of Intangible Assets	49,500	49,771
Changes in Operating Assets and Liabilities
(Increase) Decrease in:
Accounts receivable	(17,661)	(11,280)
Prepaid expense	–	(5,346)
Increase (Decrease) in:
Accounts payable	(27,763)	(8,743)
Accrued liabilities	148,558	110,789
Derivative liability	267,257	(102,966)
Unearned interest	5,151	–
Deferred revenue	(15,000)	–
Shares payable to related parties	14,624	342,650
Salaries payable to related parties	(10,410)	(133,345)
Net Cash Used by Operating Activities	(657,009)	(628,103)

Cash Flows from Investing Activities
Cash paid for note receivable	(200,000)	–
Net Cash used in Investing Activities	(200,000)	–

Cash Flows From Financing Activities
Cash received from Convertible Note Payable	545,924	470,850
Proceeds from sale of Series B Preferred Stock	297,600	101,000
Net Cash Provided By Financing Activities	843,524	571,850

Net Decrease in Cash and Cash Equivalents	(13,485)	(56,253)

Cash and Cash Equivalents - Beginning of Period	46,821	103,074

Cash and Cash Equivalents - End of Period	$33,336	$46,821

Supplement Disclosures of Cash Flow Information
Interest paid	$–	$–
Income taxes paid	$–	$–

Supplemental Disclosures of Non-Cash Investing and Financing Activities
Discount on notes payable	$32,852	$26,833
Conversion of convertible notes payable and derivative liabilities	$90,000	$288,029
Warrant anti-dilution issuance	$–	$203,597
Discount on Series B Convertible Preferred Stock	$297,600	$247,200

The accompanying notes are an integral part of these consolidated financial statements.

F-7

IIOT-OXYS, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 1 - NATURE OF OPERATIONS, BASIS OF PRESENTATION AND GOING CONCERN

Unless otherwise indicated, any reference to “the Company”, “our company”, “we”, “us”, or “our” refers to IIOT-OXYS, Inc., a Nevada corporation, and as applicable to its wholly-owned subsidiaries, OXYS Corporation, a Nevada corporation, and HereLab, Inc., a Delaware corporation.

IIOT-OXYS, Inc., a Nevada corporation (the “Company”) was originally established for the purpose of designing, building, testing, and selling Edge Computing Systems for the Industrial Internet. The Company is currently devoting substantially all its efforts in identifying, developing and marketing engineered products, software and services for applications in the Industrial Internet which involves collecting and processing data collected from a wide variety of industrial systems and machines.

We were incorporated in the state of New Jersey on October 1, 2003 under the name of Creative Beauty Supply Corporation and commenced operations as of January 1, 2004. On November 30, 2007, our Board of Directors approved a plan to dispose of our wholesale and retail beauty supply business. On May 18, 2015, we changed our name to Gotham Capital Holdings. From January 1, 2009 until July 28, 2017, we had no operations. On March 16, 2017, our Board of Directors approved to change our name to “IIOT-OXYS, Inc.” and authorized a change of domicile from New Jersey to Nevada.

Impact of COVID-19

During the year ended December 31, 2022, the effects of a new coronavirus (“COVID-19”) and related actions to attempt to control its spread began to impact our business. The impact of COVID-19 on our operating results for the year ended December 31, 2022 was limited, in all material respects, due to the government mandated numerous measures, including closures of businesses, limitations on movements of individuals and goods, and the imposition of other restrictive measures, in its efforts to mitigate the spread of COVID-19 within the country.

On March 11, 2020, the World Health Organization designated COVID-19 as a global pandemic. Governments around the world have mandated, and continue to introduce, orders to slow the transmission of the virus, including but not limited to shelter-in-place orders, quarantines, significant restrictions on travel, as well as work restrictions that prohibit many employees from going to work. Uncertainty with respect to the economic effects of the pandemic has introduced significant volatility in the financial markets.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company. The financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. In the opinion of the Company’s management, the financial statements reflect all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation.

F-8

Principles of Consolidation

The consolidated financial statements for the years ended December 31, 2022 and 2021, respectively, include the accounts of Company, and its wholly-owned subsidiaries OXYS Corporation and HereLab, Inc. All significant intercompany balances and transactions have been eliminated.

Reclassifications

Certain amounts in the prior periods presented have been reclassified to conform to the current period financial statement presentation. These reclassifications have no effect on previously reported net income.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts payable, accrued liabilities and payable to related party. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has suffered continuing operating losses and reported a net loss of $1,076,881 for the year ended December 31, 2022, used cash flows in operating activities of $657,009 and has recorded an accumulated deficit of $9,307,137 as of December 31, 2022. These factors, among others, raise a substantial doubt about the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management believes that the Company will be able to achieve a satisfactory level of liquidity to meet the Company’s obligations for the next 12 months by generating cash through additional borrowings and/or sale of equity securities, as needed. However, there can be no assurance that the Company will be able to generate sufficient liquidity to maintain its operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. These accounting policies conform to GAAP in all material respects and have been consistently applied in preparing the accompanying financial statements.

F-9

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company reported a cash balance of $33,336 and $46,821 as of December 31, 2022 and 2021, respectively.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. The Company determines the allowance for doubtful accounts by identifying potential troubled accounts and by using historical experience and future expectations applied to an aging of accounts. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded as income when received. There was no allowance for doubtful accounts as of December 31, 2022 and December 31, 2021, respectively.

Long-Lived Assets

The Company regularly reviews the carrying value and estimated lives of its long-lived assets to determine whether indicators of impairment may exist that warrant adjustments to the carrying value or estimated useful lives. The determinants used for this evaluation include management’s estimate of the asset’s ability to generate positive income from operations and positive cash flow in future periods as well as the strategic significance of the assets to the Company’s business objectives.

Definite-lived intangible assets are amortized on a straight-line basis over the estimated periods benefited and are reviewed when appropriate for possible impairment.

Basic and Diluted Earnings (Loss) Per Common Share

The Company computes earnings (loss) per share in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”), ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible note and preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Revenue Recognition

The Company’s revenue is derived primarily from providing services under contractual agreements. The Company recognizes revenue in accordance with ASC Topic No. 606, Revenue from Contracts with Customers (“ASC 606”) which was adopted on January 1, 2018.

According to ASC 606, the Company recognizes revenue based on the following criteria:

•	Identification of a contract or contracts, with a customer.
•	Identification of performance obligations in the contract.
•	Determination of contract price.
•	Allocation of transaction price to the performance obligation.
•	Recognition of revenue when, or as, performance obligation is satisfied.

F-10

The Company used a practical expedient available under ASC 606-10-65-1(f)4 that permits it to consider the aggregate effect of all contract modifications that occurred before the beginning of the earliest period presented when identifying satisfied and unsatisfied performance obligations, transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations.

The Company has elected to treat shipping and handling activities as cost of sales. Additionally, the Company has elected to record revenue net of sales and other similar taxes.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentrations of risk consist primarily of cash and cash equivalents which are generally not collateralized. The Company’s policy is to place its cash and cash equivalents with high quality financial institutions, in order to limit the amount of credit exposure. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC), up to $250,000. At December 31, 2022 and December 31, 2021, the Company had no amounts in excess of the FDIC insurance limit.

Fair Value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s consolidated financial instruments consist principally of cash, accounts receivable, prepaid expenses, note receivable, accounts payable, accrued liabilities, notes payable and related parties payable. The Company believes that the recorded values of all the financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

F-11

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Convertible Debt and Convertible Preferred Stock

When the Company issues convertible debt or convertible preferred stock, it first evaluates the balance sheet classification of the convertible instrument in its entirety to determine whether the instrument should be classified as a liability under ASC 480, Distinguishing Liabilities from Equity, and second whether the conversion feature should be accounted for separately from the host instrument. A conversion feature of a convertible debt instrument or certain convertible preferred stock would be separated from the convertible instrument and classified as a derivative liability if the conversion feature, were it a standalone instrument, meets the definition of an “embedded derivative” in ASC 815, Derivatives and Hedging. Generally, characteristics that require derivative treatment include, among others, when the conversion feature is not indexed to the Company’s equity, as defined in ASC 815-40, or when it must be settled either in cash or by issuing stock that is readily convertible to cash. When a conversion feature meets the definition of an embedded derivative, it would be separated from the host instrument and classified as a derivative liability carried on the consolidated balance sheet at fair value, with any changes in its fair value recognized currently in the consolidated statements of operations.

Effective January 1, 2022, we early adopted ASU 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” using the modified retrospective method of adoption. ASU 2020-06 simplifies the accounting for convertible instruments by removing certain separation models in Subtopic 470- 20, Debt—Debt with Conversion and Other Options, for convertible instruments. Under ASU 2020-06, the embedded conversion features no longer are separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost as long as no other features require bifurcation and recognition as derivatives. By removing those separation models, the interest rate of convertible debt instruments typically will be closer to the coupon interest rate when applying the guidance in Topic 835, Interest. We now account for our Convertible Notes as single liabilities measured at amortized cost. As a result, the adoption of the guidance had a material impact on the consolidated financial statements and accompanying notes, resulting in adjustments of $371,125, $313,976 and $57,149 to the opening balance of additional paid-in capital, retained earnings, and long-term debt, respectively, as of January 1, 2022. We have updated our debt note (Note 5) with additional and modified disclosures as required by the standard upon adoption.

F-12

Recent Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) ASU No. 2019-12, Income Taxes (Topic 740), Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company has adopted this guidance and it does not have any material impact on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB and do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 - INTANGIBLE ASSETS

The Company’s intangible assets comprise of intellectual property revolving around their field tests, sensor integrations, and board designs. Intangible assets, net of amortization at December 31, 2022 and 2021, amounted to $248,585 and $298,085, respectively.

	December 31, 2022	December 31, 2021
Intangible Assets	$495,000	$495,000
Accumulated amortization	(246,415)	(196,915)
Intangible Assets, net	$248,585	$298,085

The Company determined that none of its intangible assets were impaired at December 31, 2022 and 2021, respectively. Amortizable intangible assets are amortized using the straight-line method over their estimated useful lives of ten years. Amortization expense of finite-lived intangibles was $49,500 and $49,771 for the years ended December 31, 2022 and 2021, respectively.

The following table summarizes the Company’s estimated future amortization expense of intangible assets with finite lives as of December 31, 2022:

Amortization expense
2023	$49,500
2024	49,500
2025	49,500
2026	49,500
Thereafter	50,585
Total	$248,585

F-13

NOTE 4 - COMMITMENTS AND CONTINGENCIES

In prior years, the Company entered into consulting agreements with one director, three executive officers, and one engineer of the Company, which include commitments to issue shares of the Company’s common stock from the Company’s 2017 Stock Incentive Plan and 2019 Stock Incentive Plans. All the consulting agreements have been terminated and shares have been issued in conjunction with the related separation agreements. According to the terms of the agreements, 3,547,788 shares were vested and issued per the Company’s 2017 Stock Incentive Plan as of December 31, 2022 and 2021, respectively, and 3,080,000 shares and 2,980,000 shares were vested and issued per the Company’s 2019 Stock Incentive Plan as of December 31, 2022 and 2021, respectively.

In the event that the agreement is terminated by either party pursuant to the terms of the agreement, all unvested shares which have been earned shall vest on a pro-rata basis as of the effective date of the termination of the agreement and all unearned, unvested shares shall be terminated. The value of the shares was assigned at fair market value on the effective date of the agreement and the pro-rata number of shares earned was calculated and amortized at the end of each reporting period.

On March 18, 2022, the Company adopted 2022 Stock Incentive Plan and reserved for issuance 20,000,000 shares of common stock for incentivizing its management team.

Employment Agreement - CEO

On June 2, 2022, the Board approved an Employment Agreement with the CEO dated effective April 1, 2022 whereby, the CEO will receive an annual salary of $100,000 which accrues unless converted into shares of common stock of the Company at a stipulated conversion rate. If the Company reaches $1,000,000 in cumulative sales over a 12-month period, the annual salary will increase to $150,000 commencing the following month. If the Company reaches $5,000,000 in cumulative sales over a 12-month period, the annual salary will increase to $200,000 commencing the following month. The Company awarded the CEO an aggregate of 7,000,000 shares of the Company’s common stock under the 2022 Stock Incentive Plan, which will vest (i) 1,500,000 shares on April 1, 2023, (ii) 2,500,000 shares on April 1, 2024, and (iii) 3,000,000 shares on April 1, 2025. The shares are valued at the 90% of the average market price of the shares of 30 trading days at the end of each quarter. The Company has recorded $142,424 and $128,082 in salaries payable to the CEO as of December 31, 2022 and December 31, 2021, respectively.

Employment Agreement – COO/Interim CFO

On June 2, 2022, the Board approved an Employment Agreement with the COO/Interim CFO dated effective April 1, 2022, whereby, the officer will receive an annual salary of $100,000 which accrues unless converted into shares of common stock of the Company at a stipulated conversion rate. If the Company reaches $1,000,000 in cumulative sales over a 12-month period, the annual salary will increase to $150,000 commencing the following month. If the Company reaches $5,000,000 in cumulative sales over a 12-month period, the annual salary will increase to $200,000 commencing the following month. The Company awarded the COO/Interim CFO an aggregate of 7,000,000 shares of the Company common stock under the 2022 Stock Incentive Plan, which will vest (i) 1,500,000 shares on April 1, 2023, (ii) 2,500,000 shares on April 1, 2024, and (iii) 3,000,000 shares on April 1, 2025. The shares are valued at the 90% of the average market price of the shares of 30 trading days at the end of each quarter. The Company recorded $121,092 and $145,844 in salaries payable to the COO/Interim CFO as of December 31, 2022 and December 31, 2021, respectively.

Consulting Agreement – CTO

Effective March 31, 2021, the Company entered into a Termination Agreement (the “Termination Agreement”) with the CTO, pursuant to which the CTO resigned and from all positions within the Company and any of its subsidiaries. In addition, the Termination Agreement provided for the payment of $11,144 in reimbursable expenses and $130,451 in accrued and unpaid consulting fees to the CTO within five business days of the effective date. The Termination Agreement also provided for the issuance to the CTO 843,288 shares of the Company’s Common Stock for the past services which were valued at $270,493, within five business days of the effective date. The Company recorded $0 in salaries payable to the CTO at December 31, 2022 and 2021, respectively.

F-14

NOTE 5 - CONVERTIBLE NOTES PAYABLE

The following table summarizes the outstanding balance of convertible notes payable, interest and conversion rates as of December 31, 2022 and December 31, 2021, respectively.

	December 31, 2022	December 31, 2021

A. Convertible note payable to an investor with interest at 12% per annum, convertible at any time into shares of common stock at $0.008 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on March 1, 2023. The note is secured by substantially all the assets of the Company.	$205,000	$295,000

B. Convertible note payable to an investor with interest at 5% per annum, convertible at any time into shares of common stock at $0.0008 per share. Interest is payable annually with the balance of principal and interest due on maturity on March 1, 2024. The note is secured by substantially all the assets of the Company.	55,000	55,000

D. Convertible note payable to an investor with interest at 12% per annum, principal and interest convertible into shares of common stock at $0.008 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on March 1, 2023. The note is secured by substantially all the assets of the Company.	50,000	50,000

E. Convertible note payable to a related party with interest at 12% per annum, convertible at any time into shares of common stock at $0.0008 per share. Interest is payable quarterly with the balance of principal and interest due on maturity on August 2, 2024. The note is secured by substantially all the assets of the Company.	125,000	125,000

F. Convertible note payable to an investor with interest at 10% per annum, convertible at any time into shares of common stock at $0.01 per share. Principal and interest due on maturity on April 29, 2023.	33,167	33,167

G. Convertible note payable to an investor with interest at 10% per annum, convertible at any time into shares of common stock at $0.0099 per share. Note was issued as payment for future fees to be incurred under the related Equity Financing Agreement. Principal and interest due on maturity on April 29, 2023.	75,000	75,000

	543,167	633,167
Less deferred financing costs	(75,700)	(75,700)
Less Unamortized discount	–	(57,158)
Net balance	467,467	500,319
Less current portion	(363,167)	(233,167)
Long term portion	$104,300	$267,152

F-15

A.	January 18, 2018 Convertible Note and Warrants (“Note A”)

On January 28, 2021, the noteholder of Note A agreed to extend the maturity date of the Senior Secured Convertible Promissory Note to March 1, 2022, in exchange for the reduction of the conversion price to $0.01 per share, and all prior Events of Default (as defined in the Note A) including penalties of $100,000 were waived, and all future Events of Default (as defined in the Note A) pertaining to the future payment of interest were waived through maturity. On December 14, 2021, the Company entered into amendment to the Note A which limits the respective holder to conversions resulting in beneficial ownership by the holder and its affiliates of no more than 4.99% of the outstanding shares of common stock of the Company. The Company recorded $100,000 as extinguishment of debt in its statements of operations for the year ended December 31, 2021. The Company recorded $300,000 as the beneficial conversion feature discount on note payable of $500,000 on January 28, 2021. On March 14, 2022, the noteholder of Note A, effective March 1, 2022, agreed to extend the maturity date of the Senior Secured Convertible Note to March 1, 2023 in exchange for the reduction of the conversion price to $0.008 per share and one-year extensions as long as the Note A is not in default.

On February 4, 2021, the noteholder A converted the principal balance of $50,000 of its convertible promissory note into 5,000,000 shares of common stock of the Company (Note 9). On April 15, 2021, the noteholder A converted the principal balance of $75,000 of its convertible promissory note into 7,500,000 shares of common stock of the Company (Note 9). On July 28, 2021, the noteholder A converted the principal balance of $80,000 of its convertible promissory note into 8,000,000 shares of common stock of the Company (Note 9). On March 14, 2022, the noteholder of Note A agreed to extend the maturity date of March 1, 2022 of the Senior Secured Convertible Promissory Note to March 1, 2023, in exchange for the reduction of the conversion price to $0.008 per share, and all prior Events of Default (as defined in the Note A) including penalties were waived, and all future Events of Default (as defined in the Note A) pertaining to the future payment of interest were waived through maturity. On May 23, 2022, the noteholder of Note A converted $90,000 of the principal note balance into 11,250,000 shares of the Company’s common stock at the conversion price of $0.008 per share (Note 9).

The conversion shares totaled 45,608,457 and 42,603,642 shares of common stock, upon conversion of the total principal and accrued interest of $364,868 and $426,036 as of December 31, 2022 and 2021, respectively.

The Company amortized the beneficial conversion feature discount to interest expense of $0 and $254,660 for the years ended December 31, 2022 and 2021, respectively. The unamortized discount totaled $0 and $45,340 at December 31, 2022 and 2021, respectively. The Company adopted ASU 2020-06 in 2022 eliminating the use of beneficial conversion feature, hence no beneficial conversion feature expense was recorded for 2022 extensions. In addition, the Company recorded interest expense of $28,832 and $45,212 for the years ended December 31, 2022 and 2021, respectively. Accrued interest payable on Note A was $159,868 and $131,036 as of December 31, 2022 and 2021, respectively.

The principal balance payable on Note A amounted to $205,000 and $295,000 at December 31, 2022 and 2021, respectively.

B.	January 2019 Convertible Note and Warrants (“Note B”)

Effective March 1, 2021, the noteholder of Note B agreed to extend the maturity date of the Senior Secured Convertible Promissory Note to March 1, 2022, and all prior Events of Default (as defined in the Note B) including penalties were waived, and all other terms of the Note B remain the same (Note 9). On April 6, 2022, the Noteholder of Note B agreed to extend the maturity date of the Note B to March 1, 2024.

The unpaid principal balance of the Note B and accrued interest is $55,000 and $10,842 at December 31, 2022 and $55,000 and $8,092 as of December 31, 2021, respectively. The Company recorded interest expense of $2,750 and $2,750 for the years ended December 31, 2022 and 2021, respectively. This note and accrued interest is due to a related party. The conversion shares totaled 82,301,918 and 78,864,418 shares of common stock upon the conversion of the total principal and accrued interest of $65,842 and $63,092 as of December 31, 2022 and 2021, respectively.

F-16

D.	March 2019 Convertible Note and Warrants (“Note D”)

On January 28, 2021, the noteholder of Note D agreed to extend the maturity date of the Senior Secured Convertible Promissory Note to March 1, 2022 in exchange for the reduction of the conversion price to $0.01 per share, and all prior Events of Default (as defined in the Note D) including penalties of $10,000 were waived, and all future Events of Default (as defined in the Note D) pertaining to the future payment of interest were waived through maturity. On December 14, 2021, the Company entered into amendment to the Note D which limits the respective holder to conversions resulting in beneficial ownership by the holder and its affiliates of no more than 4.99% of the outstanding shares of common stock of the Company. The Company recorded $10,000 as extinguishment of debt in its statements of operations for the year ended December 31, 2021. The Company recorded $30,000 as the beneficial conversion feature discount on note payable of $50,000 on January 28, 2021. The Company amortized the beneficial conversion feature discount to interest expense of $0 and $25,466 for the years ended December 31, 2022 and 2021, respectively. The unamortized discount was $0 and $4,534 at December 31, 2022 and 2021, respectively. In addition, the Company recorded interest expense of $6,000 and $6,115 for the years ended December 31, 2022 and 2021, respectively. Accrued interest payable on Note D was $20,698 and $14,698 as of December 31, 2022 and 2021, respectively. The principal balance payable on Note D amounted to $50,000 and $50,000 on December 31, 2022 and 2021, respectively.

On March 14, 2022, the noteholder of Note D, effective March 1, 2022, agreed to extend the maturity date of the Senior Secured Convertible Note to March 1, 2023 in exchange for the reduction of the conversion price to $0.008 per share and one-year extensions as long as the Note D is not in default. The Company adopted ASU 2020-06 in 2022 eliminating the use of beneficial conversion feature, hence no beneficial conversion feature expense was recorded for 2022 extensions.

The conversion shares of Note D totaled 8,837,192 shares and 6,469,754 shares of common stock upon the conversion of the total principal and accrued interest of $70,698 and $64,698 as of December 31, 2022 and 2021, respectively.

E.	August 2019 Convertible Note and Warrants (“Note E”)

On August 2, 2021, the noteholder of Note E agreed to extend the maturity date of the Senior Secured Convertible Promissory Note to August 2, 2024. All other terms and conditions of the Note E remain the same. The Company adopted ASU 2020-06 in 2022 eliminating the use of beneficial conversion feature, hence no beneficial conversion feature expense was recorded for 2022 extensions. The Company amortized the debt discount on Note E to interest expense of $0 and $34,104 for the years ended December 31, 2022 and 2021, respectively. The unamortized discount was $0 at December 31, 2022 and 2021, respectively. The Company recorded interest expense of $15,000 and $15,000 on Note E for the years ended December 31, 2022 and 2021, respectively. Accrued interest payable on Note E was $48,690 and $33,690 as of December 31, 2021 and 2020, respectively. The principal balance payable on Note E amounted to $125,000 and $125,000 on December 31, 2022 and 2021, respectively. This note is payable to a related party. The conversion shares totaled 217,112,620 shares and 188,916,781 shares of common stock upon conversion of the total principal and accrued interest of $173,690 and $158,690 as of December 31, 2022 and 2021, respectively.

F.	August 29, 2019 Convertible Note and Warrants (“Note F”)

On February 1, 2021, the noteholder of Note F converted the principal balance of $66,833 of its convertible promissory note and $5,177 of accrued interest into 7,200,000 shares of common stock of the Company (Note 9). The Company recorded amortization of debt to interest expense of $3,637 and $1,925 for the years ended December 31, 2022 and 2021, and unamortized debt balance of $0 and $3,637 at December 31, 2022 and 2021, respectively. The Company recorded interest expense of $3,317 and $3,903 for the years ended December 31, 2022 and 2021, respectively. Accrued interest payable on Note F was $5,029 and $1,712 as of December 31, 2022 and 2021, respectively. The principal balance payable on Note F amounted to $33,167 on December 31, 2022 and 2021, respectively.

F-17

G .	July 2020 Equity Financing Arrangement (“Note G”)

As of December 31, 2022 and 2021, the unpaid principal balance of Note G was $75,000, and the accrued interest was $17,240 and $9,740, respectively. The Company recorded interest expense of $7,500 and $7,500 for the years ended December 31, 2022 and 2021, respectively. The Company recorded amortization of debt to interest expense of $3,637 and $1,925 for the years ended December 31, 2022 and 2021, leaving an unamortized debt balance of $0 and $3,637 at December 31, 2022 and 2021, respectively. The conversion shares totaled 9,317,144 and 8,473,973 shares of common stock upon conversion of the total principal and accrued interest of $92,240 and $84,740 as of December 31, 2022 and 2021, respectively.

NOTE 6 - EARNINGS (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted net loss per share of common stock for the years ended December 31, 2022 and 2021:

	Year ended December 31,
	2022	2021
Net loss attributable to common stockholders (basic)	$(1,076,881)	$(1,063,554)

Shares used to compute net loss per common share, basic and diluted	273,238,664	195,264,873

Net loss per share attributable to common stockholders, basic and diluted	$(0.00)	$(0.01)

Basic net loss per share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted-average number of common shares and common share equivalents outstanding for the period. Common stock equivalents are only included when their effect is dilutive. The Company’s potentially dilutive securities which include stock options, convertible debt, convertible preferred stock and common stock warrants have been excluded from the computation of diluted net loss per share as they would be anti-dilutive. For all periods presented, there is no difference in the number of shares used to compute basic and diluted shares outstanding due to the Company’s net loss position.

The following outstanding common stock equivalents have been excluded from diluted net loss per common share for the years ended December 31, 2022 and 2021, respectively, because their inclusion would be anti-dilutive:

	As of December 31,
	2022	2021
Warrants to purchase common stock	2,868,397	2,868,397
Potentially issuable shares related to convertible notes payable	366,996,915	328,816,461
Total anti-dilutive common stock equivalents	369,865,312	331,684,858

NOTE 7 - PAYCHECK PROTECTION PROGRAM LOAN

The Company applied for and received funding from the Payroll Protection Program (the “PPP Loan”) in the amount of $36,700 under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The PPP Loan matures on April 23, 2022 and bears interest at a rate of 1.0% per annum. Monthly amortized principal and interest payments are deferred for six months after the date of disbursement (subject to further deferral pursuant to the terms of the Paycheck Protection Flexibility Act of 2020). The Promissory Note contains events of default and other provisions customary for a loan of this type. The Paycheck Protection Program provides that the use of PPP Loan amount shall be limited to certain qualifying expenses and may be partially or wholly forgiven in accordance with the requirements set forth in the CARES Act. On August 31, 2021, the Company received a notification from the Small Business Administration approving the forgiveness of the PPP Loan in the amount of $36,700. The Company recorded the PPP Loan of $36,700 as other income in its statements of operations for the year ended December 31, 2021.

F-18

Supplemental Target Advance

On July 7, 2021 and July 8, 2021, a commercial bank granted to the Company two payments of $5,000 each, under the authority and regulations of the U. S. Small Business Administration Supplemental Target Advance of the Coronavirus Aid, Relief, and Economic Security Act (The “CARES Act”). Such advances amounted to $10,000 and does not need to be repaid. The Company recorded $10,000 as other income in its statements of operations for the year ended December 31, 2021.

NOTE 8 - RELATED PARTIES

At December 31, 2022 and 2021, the amount due to two stockholders was $1,000 relating to depositing funds for opening bank accounts for the Company.

The Company leases its current office facility on a month-to-month basis at a monthly rent of $250 starting January 1, 2020. For the year ended December 31, 2022 and 2021, rent expense earned by the stockholder amounted to $3,000 and $3,000, respectively. The Company has recorded $250 and $750 of rent payable to the stockholder in accounts payable as of December 31, 2022 and 2021, respectively.

The Company awarded shares payable to officers and a director valued at $13,941 and $349,657 for the years ended December 31, 2022 and 2021, respectively, pursuant to the terms of an exchange agreement (Note 4). Shares payable to officers and a director were $13,941 and $0 at December 31, 2022 and 2021, respectively. The officers and a director converted shares payable valued at $1,062,986 into 3,543,288 shares of common stock for the year ended December 31, 2021. No convertible preferred stock was issued to related parties in 2022 and 2021, respectively.

NOTE 9 - STOCKHOLDERS' EQUITY

Common Stock

The Company has an authorized capital of 1,000,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock at December 31, 2022. The Company had 352,174,583 shares and 220,254,395 shares of common stock, and 25,845 shares of preferred stock, issued and outstanding as of December 31, 2022 and 2021, respectively.

On January 4, 2021, pursuant to the authorization and approval previously provided by the stockholders, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada to increase its authorized shares of common stock, $0.001 par value per share, from 190,000,000 shares to 1,000,000,000 shares, which filing became effective on January 18, 2021.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available, therefore. In the event of liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share pro rata in all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

F-19

On January 28, 2021, the noteholder of Note C converted the principal balance of $40,000 of its convertible promissory note and $6,510 of accrued interest, into 4,650,978 shares of common stock of the Company (Note 5).

On February 1, 2021, the noteholder of Note F converted the principal balance of $66,833 of its convertible promissory note and $5,177 of accrued interest into 7,200,000 shares of common stock of the Company (Note 5).

On February 4, 2021, the noteholder of Note A converted the principal balance of $50,000 of its convertible promissory note into 5,000,000 shares of common stock of the Company (Note 5).

On February 24, 2021, the Company entered into a Common Stock Purchase Agreement with an investor pursuant to which the investor agreed to purchase up to $5,000,000 of the Company’s registered common stock at $0.015 per share. Pursuant to the Agreement, purchases may be made by the Company during the Commitment Period (as defined in the Agreement) through the submission of a purchase notice to the investor no sooner than ten business days after the preceding closing. No purchase notice can be made in an amount less than $10,000 or greater than $500,000 or greater than two times the average of the daily trading dollar volume for the Company’s common stock during the ten business days preceding the purchase date. Each purchase notice is limited to the investor beneficially owning no more than 4.99% of the total outstanding common stock of the Company at any given time. There are certain conditions precedent to each purchase including, among others, an effective registration statement in place and the VWAP of the closing price of the Company’s common stock greater than $0.0175 for the Company's common stock during the five business days prior to the closing. From February 26, 2021 to December 31, 2021, the investor purchased 35,500,000 shares of common stock for a cash consideration of $532,500, and from January 1, 2022 to December 31, 2022, the investor purchased 120,570,188 shares of common stock for a cash consideration of $557,065, respectively.

On April 1, 2021, the Company’s Chief Technology Officer resigned from his employment with the Company. In settlement of the Company’s total obligations with the officer upon separation, the Company issued 843,288 shares of its common stock valued at $252,986 as award shares payable pursuant to the Stock Incentive Plan for services performed (Note 8).

On April 15, 2021, the noteholder of Note A converted the principal balance of $75,000 of its convertible promissory note into 7,500,000 shares of common stock of the Company (Note 5).

On May 20, 2021, the Company issued to a consultant for services rendered, pursuant to a consulting agreement, 500,000 shares of common stock valued at the fair market price on the date of issuance of $7,800.

On May 20, 2021, the Company issued to a consultant for services, pursuant to a consulting agreement, 50,000 shares of common stock valued at the fair market price on the date of issuance of $900.

On June 15, 2021, the Company issued 1,500,000 shares of common stock valued at $450,000 to Company’s Chief Executive Officer in satisfaction of accrued shares payable compensation (Note 8).

On July 28, 2021, the noteholder of Note A converted the principal balance of $80,000 of its convertible promissory note into 8,000,000 shares of common stock (Note 5).

On November 23, 2021, the noteholders of Notes F and G agreed to extend the maturity date of their Convertible Promissory Notes in exchange of receiving 1,250,000 shares of common stock valued at the fair market price of $11,125 on the date of issuance (Note 6).

On December 21, 2021, the Company issued 1,800,000 shares of common stock to the noteholder of Note F as commitment fee for making equity financing available to the Company. The Company recorded the fair value of such common stock issued at the fair market price of $15,300 on the date of issuance of common stock.

F-20

On December 21, 2021, the Company issued 1,200,000 shares of common stock to its Chief Operating Officer valued at $360,000, and issued 150,000 shares of common stock to a consultant valued at $1,800 in satisfaction of accrued shares payable compensation (Note 8).

On February 23, 2022, the Company issued to a consultant for services rendered, pursuant to a consulting agreement, 100,000 shares of common stock valued at the fair market price on the date of issuance of $900.

On May 23, 2022, the noteholder of Note A converted $90,000 of the principal note balance into 11,250,000 shares of the Company’s common stock at the agreed conversion price of $0.008 per share (Note 6)

As a result of all common stock issuances, the Company recorded 352,174,583 shares and 220,254,396 shares of common stock issued and outstanding at December 31, 2022 and December 31, 2021, respectively.

Stock Incentive Plans

On December 14, 2017 (the “Effective Date”), the Board of Directors of the Company approved the 2017 Stock Inventive Plan (the “2017 Plan”). Awards may be made under the 2017 Plan for up to 4,500,000 shares of common stock of the Company. All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted awards under the 2017 Plan. No awards can be granted under the 2017 Plan after the expiration of 10 years from the Effective Date but awards previously granted may extend beyond that date. Awards may consist of both incentive and non-statutory options, restricted stock units, stock appreciation rights, and restricted stock awards.

On March 11, 2019 (the “Effective Date”) the Board of Directors of the Company approved the 2019 Stock Incentive Plan (the “2019 Plan”). Awards may be made under the Plan for up to 5,000,000 shares of common stock of the Company. All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted awards under the 2019 Plan. No awards can be granted under the Plan after the expiration of 10 years from the Effective Date but awards previously granted may extend beyond that date. Awards may consist of both incentive and non-statutory options, restricted stock units, stock appreciation rights, and restricted stock awards.

On March 18, 2022, the Board of Directors approved and adopted the 2022 Stock Incentive Plan (the “2022 Plan”). Awards may be made under the 2022 Plan for up to 20,000,000 shares of common stock of the Company, subject to adjustment as to the number and kind of shares awarded. Only employees and directors of the Company or an Affiliated company are eligible to receive Incentive Options under the 2022 Plan. The Company awarded 7,000,000 shares of the Company’s common stock to an officer and 7,000,000 shares of common stock to a director of the Company (see Note 4) vesting 1,500,000 shares vesting on the first anniversary on the date of issuance, 2,500,000 shares vesting on the second anniversary of the date of issuance, and 3,000,000 shares on the third anniversary of the date of issuance. In addition, on October 3, 2022, the Company awarded 300,000 shares of common stock to an advisor vesting 100,000 shares on the first anniversary date of issuance, 100,000 shares vesting on the second anniversary, and the remaining 100,000 vesting the third anniversary of the date of issuance. The common shares vested pursuant to the 2022 Plan amounted to 0 shares at December 31, 2022 and the 14,300,000 shares remain unvested as of that date.

For the year ended December 31, 2022, under the 2022 Plan, the Company recorded stock compensation expense of $14,624 for 2,568,493 shares payable to an officer, an advisor and a director that remain unvested as of December 31, 2022. The shares earned are valued at the 90% of the average market price of the shares of 30 trading days at the end of each quarter.

Shares earned and issued related to the consulting agreements are issued under the 2017 Plan and the 2019 Plan (Note 4). Vesting of the shares is subject to acceleration of vesting upon the occurrence of certain events such as a Change of Control (as defined in the agreement) or the listing of the Company’s common stock on a senior exchange.

F-21

A summary of the status of the Company’s non-vested shares at December 31, 2022 and 2021 and changes during the year then ended, is presented below:

2017 Stock Incentive Plan	Shares of Common Stock	Weighted Average Fair Value
Authorized Shares	4,500,000	$–

Balance – December 31, 2020	1,504,500	$0.30
Awarded and issued	2,043,288	0.30
Vested	(3,547,788)	–
Forfeited	–	–
Balance at December 31, 2021	–	0.30
Awarded and issued	–	–
Vested	–	–
Forfeited	–	–
Balance at December 31, 2022	–	$0.30

Unvested common shares - December 31, 2022	–

2019 Stock Incentive Plan	Shares of Common Stock	Weighted Average Fair Value
Authorized Shares	5,000,000	$–

Balance - December 31, 2020	780,000	$0.30
Awarded and issued	2,200,000	0.30
Vested	(2,980,000)	–
Forfeited	–	–
Balance at December 31, 2021	–	0.30
Awarded and issued	100,000	–
Vested	(100,000)	–
Forfeited	–	–
Balance at December 31, 2022	–	$0.30

Unvested common shares - December 31, 2022	–

2022 Stock Incentive Plan	Shares of Common Stock	Weighted Average Fair Value
Authorized Shares	20,000,000	$–

Balance at December 31, 2021	–	$–
Awarded	14,300,000	0.006146
Vested	–	–
Forfeited	–	–
Balance at December 31, 2022	14,300,000	$–

Unvested common shares - December 31, 2022	14,300,000

F-22

Preferred Stock

Series A Supervoting Convertible Preferred Stock

On July 2, 2020, the Board of Directors of the Corporation had authorized issuance of 15,600 shares of preferred stock, $0.001 par value per share, designated as Series A Supervoting Preferred Stock.

Dividends: Initially, there will be no dividends due or payable on the Series A Supervoting Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Articles of Incorporation.

Liquidation and Redemption Rights: Upon the occurrence of a Liquidation Event (as defined below), the holders of Series A Supervoting Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series A Supervoting Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. Liquidation Event means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the corporation, (ii) the purchase or redemption by the corporation of the shares of any class of stock or the merger or consolidation of the corporation with or into any other corporation or corporations, or (iii) the sale, license or lease of all or substantially all, or any material part of, the Corporation’s assets.

Conversion: Each holder of Series A Supervoting Preferred Stock may voluntarily convert its shares into shares of common stock of the Corporation at a rate of 1:100 (as may be adjusted for any combinations or splits with respect to such shares).

Rank: All shares of the Series A Supervoting Preferred Stock shall rank senior to the Corporation’s (A) common stock, par value $0.001 per share, and any other class or series of capital stock of the Corporation hereafter created.

Voting Rights:

A.	If at least one share of Series A Super Voting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Super Voting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all Series of Preferred stocks which are issued and outstanding at the time of voting.

B.	Each individual share of Series A Super Voting Preferred Stock shall have the voting rights equal to:

[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of Series A and any newly designated Preferred stock issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series A Super Voting Preferred Stock issued and outstanding at the time of voting]

F-23

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Super Voting Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Articles of Incorporation or Bylaws.

The total fair value of shares compensation recognized during the years ended December 31, 2022 and 2021, was $0 and $351,457, respectively.

On October 1, 2022, the Company cancelled 51 shares of Series A Preferred stock valued at $51,000, and issued Series B Convertible Preferred Stock, valued at $51,000 for equity financing to GHS Investments (See Series B Convertible Preferred Stock Equity Financing dated December 20, 2021).

The Company did not issue any Series A Supervoting Convertible Preferred Stock during the years ended December 31, 2022 and 2021, respectively. The Company reported 25,845 shares of Series A Supervoting Convertible Preferred Stock issued and outstanding at December 31, 2022 and December 31, 2021, respectively.

Series B Convertible Preferred Stock Equity Financing

On November 16, 2020, the Board of Directors of the Corporation had authorized issuance of up to 600 shares of preferred stock, $0.001 par value per share, designated as Series B Convertible Preferred Stock. Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value of $1,200, subject to increase set forth in the Certificate of Designation.

Dividends: Each share of Series B Convertible Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of 12% per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Series B Convertible Preferred Share has been converted or redeemed (the “Dividend End Date”). Dividends may be paid in cash or in shares of Series B Convertible Preferred Stock. From and after the initial Closing Date, in addition to the payment of dividends pursuant to Section 2(a), each Holder shall be entitled to receive, and the Corporation shall pay, dividends on shares of Series B Convertible Preferred Stock equal to (on an as-if-converted-to-Common-Stock basis) and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. The Corporation shall pay no dividends on shares of the common stock unless it simultaneously complies with the previous sentence.

Voting Rights: The Series B Convertible Preferred Stock will vote together with the common stock on an as converted basis subject to the Beneficial Ownership Limitations (not in excess of 4.99% conversion limitation). However, as long as any shares of Series B Convertible Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Convertible Preferred Stock directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Series b Convertible Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Series b Convertible Preferred Stock or, authorize or create any class of stock ranking as to dividends senior to, or otherwise pari passu with, the Series b Convertible Preferred Stock, (c) amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Series B Convertible Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

F-24

Liquidation: Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Series B Convertible Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion: Each share of Series B Convertible Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of common stock (subject to the limitations) determined by dividing the Stated Value of such share of Series B Convertible Preferred Stock by the Conversion Price. The Conversion Price for the Series b Convertible Preferred Stock shall be the amount equal to the lowest traded price for the Company’s common stock for the fifteen (15) Trading Days immediately preceding the date of such conversion. All such foregoing determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock during such measuring period. Following an event of default, the Conversion price shall equal the lower of : (a) the then applicable Conversion Price; or (b) a price per share equaling 80% of the lowest traded price for the Company’s common stock during the ten (10) trading days preceding the relevant Conversion.

Redemption: The Series B Convertible Preferred Stock may be redeemed by payment of the stated value thereof, with the following premiums based on the time of the redemption.

•	115% of the stated value if the redemption takes place within 90 days of issuance;
•	120% of the stated value if the redemption takes place after 90 days and within 120 days of issuance
•	125% of the stated value if the redemption takes place after 120 days and within 180 days of issuance; and
•	each share of Preferred Stock is redeemed one year from the day of issuance

On November 19, 2020, pursuant to the terms of a Securities Purchase Agreement dated November 16, 2020 (the “SPA”), the Company entered into a new preferred equity financing agreement with GHS Investments, LLC (“GHS”) in the amount of up to $600,000. The SPA provides for GHS’s purchase, from time to time, of up to 600 shares of the newly-designated Series B Convertible Preferred Stock. The initial closing under the SPA consisted of 45 shares of Series B Convertible Preferred Stock, stated value $1,200 per share, issued to GHS for an initial purchase price of $45,000, or $1,000 per share. At the Company’s option, and subject to the terms of the SPA and the Certificate of Designation for the Series B Convertible Preferred Stock (the “COD”), additional closings in the amount of 40 shares of Series B Convertible Preferred Stock for a total purchase price of $40,000 may take place at a rate of up to once every 30 days. In connection with the initial closing in the amount of 45 shares of Series B Convertible Preferred Stock, the Company issued an additional 25 shares of Series B Convertible Preferred Stock to GHS as a commitment fee.

No additional closings may take place after the two-year anniversary of the SPA, or once the entire $600,000 amount has been funded. If the average daily dollar trading volume for the Company’s common stock for the 30 trading days preceding a particular additional closing is at least $50,000 per day, the Company may, at its option, increase the amount of that additional closing to 75 shares of Series B Convertible Preferred Stock ($75,000).

The Series B Convertible Preferred Stock is classified as temporary equity, as it is convertible upon issuance at an amount equal to the lowest traded price for the Company’s common stock for the fifteen trading days immediately preceding the date of conversion.

Based on the requirements of ASC 815, Derivatives and Hedging, the conversion feature represents an embedded derivative that is required to be bifurcated and accounted for as a separate derivative liability. The derivative liability is originally recorded at its estimated fair value and is required to be revalued at each conversion event and reporting period. Changes in the derivative liability fair value are reported in operating results each reporting period.

F-25

December 20, 2021

On December 20, 2021, pursuant to the terms of the SPA, GHS purchased an additional 51 shares of Series B Convertible Preferred Stock for gross proceeds of $51,000. The Company paid $1,000 in selling commissions to complete this financing. For the year ended December 31, 2021, the Company inadvertently reported this sale of 51 shares as Series A Preferred stock (See Series A Supervoting Preferred Stock). The accompanying financial statements reflect the correct purchase of Series B Convertible Preferred Stock rather than Series A Convertible Preferred Stock. The overall effect of this correction was not significant to the December 31, 2021 financial statements

The Company recalculated the value of the derivative liability associated with this convertible preferred stock recording a loss of $52,789 for the year ended December 31, 2022 in connection with the change in fair market value of the derivative liability. In addition, the Company recorded $9,200 in interest expense to record the fair value of derivative liability. The Company recorded $7,565 as preferred stock dividend expense for the year ended December 31, 2022, and $7,565 as preferred stock dividend payable as of December 31, 2022. Derivative liability payable for this transaction totaled $52,789 at December 31, 2022 and Series B Convertible Preferred Stock mezzanine liability was $61,200 at December 31, 2022

The Company valued the conversion feature using the Black-Scholes option pricing model with the following assumptions: conversion exercise prices ranging from $0.0019 to $0.005 the closing stock price of the Company's common stock on the date of valuation ranging from $0.0022 to $0.0060, an expected dividend yield of 0%, expected volatility ranging from 174.58% to 208.19%, risk-free interest rates ranging from 0.91% to 4.737%, and an expected term of 1.50 years.

February 7, 2022

On February 7, 2022, pursuant to the terms of the SPA, GHS purchased an additional 51 shares of Series B Convertible Preferred Stock for gross proceeds of $51,000. The Company paid $1,000 in selling commissions to complete this financing.

On February 7, 2022 (the date of receipt of cash proceeds of $51,000 issuance), the Company valued the fair value of the derivative and recorded an initial derivative liability of $65,025, $14,025 as day one loss on the derivative, $10,200 as interest expense, and $10,200 as Series B Convertible Preferred Stock mezzanine liability, and $51,000 as amortization. The Company recalculated the value of the derivative liability associated with the convertible note and recorded a gain of $12,234 for the year ended December 31, 2022 in connection with the change in fair market value of the derivative liability. In addition, the Company recorded $6,579 as preferred stock dividend expense for the year ended December 31, 2022, and preferred stock dividend payable to GHS on this derivative totaled $6,579 as of December 31, 2022. Derivative liability payable for this transaction totaled $52,789 at December 31, 2022 and Series B Convertible Preferred Stock mezzanine liability was $61,200 at December 31, 2022.

The Company valued the conversion feature using the Black-Scholes option pricing model with the following assumptions: conversion exercise prices ranging from $0.0019 to $0.0096, the closing stock price of the Company's common stock on the date of valuation ranging from $0.0022 to $0.0172, an expected dividend yield of 0%, expected volatility ranging from 160.35% to 177.44%, risk-free interest rates ranging from 1.09% to 4.73%, and an expected term of 1.35 to 1.5 years.

March 24, 2022

On March 24, 2022, pursuant to the terms of the SPA, GHS purchased an additional 136 shares of Series B Convertible Preferred Stock for gross proceeds of $136,000. The Company paid $2,720 in selling commissions to complete this financing.

On March 24, 2022 (the date of receipt of cash proceeds of $136,000 issuance), the Company valued the fair value of the derivative and recorded an initial derivative liability of $328,422, $192,422 as day one loss on the derivative, $27,200 as interest expense, and $27,200 as Series B Convertible Preferred Stock mezzanine liability, and $136,000 as amortization. The Company recalculated the value of the derivative liability associated with the convertible note and recorded a gain of $187,650 for the year ended December 31, 2022, in connection with the change in fair market value of the derivative liability. In addition, the Company recorded preferred stock dividend expense of $15,131 for the year ended December 31, 2022. Preferred stock dividend payable to GHS for this derivative totaled $15,131 at December 31, 2022. Derivative liability payable for this transaction totaled $140,772 at December 31, 2022 and Series B Convertible Preferred Stock mezzanine liability was $163,200 at December 31, 2022.

F-26

The Company valued the conversion feature using the Black-Scholes option pricing model with the following assumptions: conversion exercise prices ranging from $0.0019 to $0.0096, the closing stock price of the Company's common stock on the date of valuation ranging from $0.0022 to $0.0183, an expected dividend yield of 0%, expected volatility ranging from 160.35% to 177.44%, risk-free interest rates ranging from 1.55% to 4.73%, and an expected term of 1.48 to 1.5 years.

November 17, 2022

On November 17, 2022, pursuant to the terms of the SPA, GHS purchased an additional 61 shares of Series B Convertible Preferred Stock for gross proceeds of $61,000. The Company paid $1,220 in selling commissions to complete this financing.

On November 17, 2022 (the date of receipt of cash proceeds of $61,000 issuance), the Company valued the fair value of the derivative and recorded an initial derivative liability of $54,072, $6,928 as day one gain on the derivative, $12,200 as interest expense, and $12,200 as Series B Convertible Preferred Stock mezzanine liability, and $61,000 as amortization. The Company recalculated the value of the derivative liability associated with the convertible note and recorded a loss of $9,069 for the year ended December 31, 2022, in connection with the change in fair market value of the derivative liability. In addition, the Company recorded preferred stock dividend expense of $1,059 for the year ended December 31, 2022. Preferred stock dividend payable to GHS for this derivative totaled $1,059 at December 31, 2022. Derivative liability payable for this transaction totaled $63,140 at December 31, 2022 and Series B Convertible Preferred Stock mezzanine liability was $73,200 at December 31, 2022.

The Company valued the conversion feature using the Black-Scholes option pricing model with the following assumptions: conversion exercise prices ranging from $0.0019 to $0.0020, the closing stock price of the Company's common stock on the date of valuation ranging from $0.0020 to $0.0022, an expected dividend yield of 0%, expected volatility ranging from 174.58% to 179.98%, risk-free interest rates ranging from 4.68% to 4.73%, and an expected term of 1.5 years.

As a result of issuance of derivative instruments, the Company recorded a derivative liability of $469,873 and $202,616 as of December 31, 2022 and 2021, and Series B Convertible Preferred Stock liability of $544,800 and $247,200 as of December 31, 2022 and 2021, respectively.

Warrants

A summary of the status of the Company’s warrants as of December 31, 2022 and 2021 and changes during the years then ended, is presented below:

	Shares Under Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding at December 31, 2020	3,043,397	$0.01229	3.4 Years
Issued	–	–
Expired/Forfeited	(175,000)	0.20
Outstanding at December 31, 2021	2,868,397	$0.01229	2.4 Years
Issued	–	–
Exercised	–	–
Expired/Forfeited	–	–
Outstanding at December 31, 2022	2,868,397	$0.00084	1.4 Years

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NOTE 10 - INCOME TAXES

Income tax expense for the year ended December 31, 2022 and 2021 is summarized as follows:

	December 31, 2022	December 31, 2021
Deferred:
Federal	$(226,145)	$(223,346)
State	(52,229)	(51,582)
Change in valuation allowance	278,374	274,929
Income tax expense (benefit)	$–	$–

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Operations:

	December 31, 2022	December 31, 2021
Tax at statutory tax rate	21.00%	21.00%
State taxes	4.85%	4.85%
Other permanent items	(0.24)%	2.50%
Valuation allowance	-25.61%	-28.35%
Income tax expense	–	–

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
Deferred tax assets:
Net operating loss carry forward	$2,405,788	$2,130,588
Total gross deferred tax assets	2,405,788	2,130,588
Less: valuation allowance	(2,405,788)	(2,130,588)
Net deferred tax assets	$–	$–

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

F-28

At December 31, 2022 and 2021, the Company had accumulated net operating losses of approximately $9,307,000 and $8,242,000, respectively, for U.S. federal and Massachusetts income tax purposes available to offset future taxable incomes. The net operating losses generated in tax years prior to December 31, 2017, can carry forward for twenty years, whereas the net operating losses generated after December 31, 2017 can carry forward indefinitely. Management determined that it was unlikely that the Company’s deferred tax assets would be realized and have provided for a full valuation allowance associated with the net deferred tax assets.

In the ordinary course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the Company’s financial position. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of December 31, 2022, tax years 2021, 2020, and 2019 remain open for examination by the Internal Revenue Service and the Massachusetts Division of Revenue. The Company has received no notice of audit from the Internal Revenue Service or the Massachusetts Division of Revenue for any of the open tax years.

NOTE 11 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of this Report, the date the financial statements were available to be issued, noting the following items that would impact the accounting for events or transactions in the current period or require additional disclosure.

On January 16, 2023, the Company issued 10,650,921 shares of common stock to GHS Investments, LLC for a cash consideration of $16,557. The Company paid a sales commission of $331.

On February 6, 2023, the Company issued 16,854,990 shares of common stock to GHS Investments, LLC for a cash consideration of $27,581. The Company paid a sales commission of $552.

On February 10, 2023, the Company issued 50,000 shares of common stock under 2019 Plan to an employee for past services. The shares were valued at the fair value of common stock on the date of issuance.

On February 21, 2023, the Company issued 100,000 shares of common stock under 2019 Plan to an advisor of the Company. The shares were valued at their fair value on the date of issuance.

On February 22, 2023, the Company issued 4,097,453 shares of common stock to GHS Investments, LLC for a cash consideration of $10,057. The Company paid a sales commission of $201.

On March 13, 2023, the Company issued 100,000 shares of common stock under 2019 Plan to an advisor of the Company. The shares were valued at their fair value on the date of issuance.

On March 23, 2023, the noteholder of Convertible Promissory Note F elected to convert $27,814 of the principal amount of the note and accrued and unpaid interest of $7,186 into 17,837,838 shares of common stock at the conversion price of $0.00185 per share.

On April 1, 2023, pursuant to their respective employment agreements, 1,500,000 shares of common stock previously awarded to each of the Company’s CEO and COO vested.

As of the date of this filing, the Company is in default with the terms of the Notes A and D, which matured for payment on March 1, 2023. The Company is negotiating with the noteholders to extend the maturity date to cure the default.

F-29

150,000,000 Shares of Common Stock

IIOT-OXYS, INC.

PROSPECTUS

MAY 8, 2023